January 31, 2012

Semi-Annual Repor t

Legg Mason

Western Asset

Core Bond Fund

INVESTMENT PRODUCTS: NOT FDIC INSURED • NO BANK GUARANTEE • MAY LOSE VALUE

II	Legg Mason Western Asset Core Bond Fund

Fund objective

The Fund seeks to maximize total return consisting of capital appreciation and income.

Letter from the chairman

Dear Shareholder,

We are pleased to provide the semi-annual report of Legg Mason Western Asset Core Bond Fund for the six-month reporting period ended January 31, 2012. Please read on for Fund performance information and a detailed look at prevailing economic and market conditions during the Fund’s reporting period.

As always, we remain committed to providing you with excellent service and a full spectrum of investment choices. We also remain committed to supplementing the support you receive from your financial advisor. One way we accomplish this is through our website, www.leggmason.com/individualinvestors. Here you can gain immediate access to market and investment information, including:

•	Fund prices and performance,

•	Market insights and commentaries from our portfolio managers, and

•	A host of educational resources.

We look forward to helping you meet your financial goals.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

February 24, 2012

Legg Mason Western Asset Core Bond Fund	III

Investment commentary

Economic review

Economic growth in the U.S. accelerated over the six months ended January 31, 2012. Looking back, U.S. gross domestic product (“GDP”)i growth, as reported by the U.S. Department of Commerce, was 0.4% and 1.3% in the first and second quarters of 2011, respectively. Third quarter GDP growth then rose to 1.8%. The economy then gathered further momentum late in 2011, as the Commerce Department’s second estimate for fourth quarter GDP growth was 3.0% — the fastest pace since the second quarter of 2010. This was attributed, in part, to higher consumer spending, which rose 2.1% in the fourth quarter, versus 1.7% and 0.7% gains in the third and second quarters, respectively.

Two factors holding back the economy were the weak job market and continued strains in the housing market. While there was some improvement during the reporting period, unemployment remained elevated. When the reporting period began, unemployment, as reported by the U.S. Department of Labor, was 9.1%. Unemployment stayed at or above 9.0% over the next two months before declining to 8.9% in October. Unemployment then fell to 8.7% in November, 8.5% in December and 8.3% in January 2012, the latter being the lowest rate since February 2009. The housing market showed some encouraging signs, although home prices still appear to be searching for a bottom. Looking back, existing-home sales moved somewhat higher in January 2011, according to the National Association of Realtors (“NAR”). Existing-home sales then fluctuated, but increased during three of the last four months of the period. In addition, the period ended with the lowest inventory of unsold homes since March 2005. However, existing-home prices remained weak versus a year ago, with the NAR reporting that the median existing-home price for all housing types was $154,700 in January 2012, down 2% from January 2011.

After experiencing a soft patch in the summer of 2011, the manufacturing sector expanded at a stronger pace as the reporting period progressed. Based on the Institute for Supply Management’s PMI (“PMI”)ii, in July 2011, it had a reading of 50.9 (a reading below 50 indicates a contraction, whereas a reading above 50 indicates an expansion). The PMI then fell to 50.6 in August 2011, its lowest reading in two years. However, the manufacturing sector gathered momentum late in the period and ended January 2012 at 54.1, its highest reading since June 2011.

IV	Legg Mason Western Asset Core Bond Fund

Investment commentary (cont’d)

Market review

Q. Did Treasury yields trend higher or lower during the six months ended January 31, 2012?

A. Both short- and long-term Treasury yields fluctuated but, overall, moved lower. When the period began, two- and ten-year Treasury yields were 0.36% and 2.82%, respectively. While two-year Treasury yields edged up to 0.38% at the beginning of the reporting period, this proved to be the peak for ten-year Treasury yields during the period. Yields then generally declined due to disappointing economic data and increased risk aversion. During the height of the flight to quality in September 2011, two-year Treasuries hit their low for the reporting period of 0.16% and ten-year Treasuries reached their reporting period trough of 1.72%. While they moved somewhat higher from that point, Treasury yields remained relatively low from a historical perspective. When the reporting period ended on January 31, 2012, two-year Treasury yields were 0.22% and ten-year Treasury yields were 1.83%.

Q. How did the Federal Reserve Board (“Fed”)iii respond to the economic environment?

A. The Fed took a number of actions as it sought to meet its dual mandate of fostering maximum employment and price stability. As has been the case since December 2008, the Fed kept the federal funds rateiv at a historically low range between zero and 0.25%. In August 2011, the Fed declared its intention to keep the federal funds rate steady until mid-2013. Then, in September 2011, the Fed announced its intention to purchase $400 billion of longer-term Treasury securities and to sell an equal amount of shorter-term Treasury securities by June 2012 (often referred to as “Operation Twist”). At its meeting in December, the Fed potentially opened the door to another round of quantitative easing in 2012, saying it is “prepared to employ its tools to promote a stronger economic recovery in a context of price stability.” Finally, in January 2012, the Fed extended the period it expects to keep rates on hold, saying “economic conditions — including low rates of resource utilization and a subdued outlook for inflation over the medium run — are likely to warrant exceptionally low levels for the federal funds rate at least through late 2014.”

Q. What factors impacted the spread sectors (non-Treasuries) during the reporting period?

A. The spread sectors experienced periods of heightened volatility during the period. Risk aversion was often elevated during the first two months of the period given a host of disappointing economic data, a further escalation of the European sovereign debt crisis and the downgrading of U.S. government securities by Standard & Poor’s. Risk appetite returned in October due to some better-than-expected economic data and signs of progress in Europe. While another flight to quality occurred in November due to renewed fears regarding the European sovereign debt crisis, risk appetite returned over the last two months of the period as the U.S. economy gained further traction. For the six months ended January 31, 2012, the Barclays Capital U.S. Aggregate Indexv returned 4.25%.

Performance review

For the six months ended January 31, 2012, Class A shares of Legg Mason Western Asset Core Bond Fund, excluding sales charges, returned 3.00%. The Fund’s unmanaged benchmark, the Barclays Capital U.S. Aggregate Index, returned 4.25% for the same period. The Lipper Intermediate Investment Grade Debt Funds Category Average1 returned 3.32% over the same time frame.

Legg Mason Western Asset Core Bond Fund	V

Performance Snapshot as of January 31, 2012 (unaudited)
(excluding sales charges)	6 months
Legg Mason Western Asset Core Bond Fund:
Class A	3.00%
Class B2	2.51%
Class C	2.69%
Class R	2.81%
Barclays Capital U.S. Aggregate Index	4.25%
Lipper Intermediate Investment Grade Debt Funds Category Average	3.32%

The performance shown represents past performance. Past performance is no guarantee of future results and current performance may be higher or lower than the performance shown above. Principal value, investment returns and yields will fluctuate and investors’ shares, when redeemed, may be worth more or less than their original cost. To obtain performance data current to the most recent month-end, please visit our website at www.leggmason.com/individualinvestors.

All share class returns assume the reinvestment of all distributions, including returns of capital, if any, at net asset value and the deduction of all Fund expenses. Returns have not been adjusted to include sales charges that may apply or the deduction of taxes that a shareholder would pay on Fund distributions. If sales charges were reflected, the performance quoted would be lower. Performance figures for periods shorter than one year represent cumulative figures and are not annualized.

Fund performance figures reflect fee waivers and/or expense reimbursements, without which the performance would have been lower.

The 30-Day SEC Yields for the period ended January 31, 2012 for Class A, Class B, Class C and Class R shares were 1.33%, 0.63%, 0.97% and 1.01%, respectively. Absent fee waivers and/or expense reimbursements, the 30-Day SEC Yield for Class R shares would have been 0.89%. The 30-Day SEC Yield is subject to change and is based on the yield to maturity of the Fund’s investments over a 30-day period and not on the dividends paid by the Fund, which may differ.

Total Annual Operating Expenses (unaudited)

As of the Fund’s current prospectus dated December 1, 2011, the gross total annual operating expense ratios for Class A, Class B, Class C and Class R shares were 1.00%, 1.61%, 1.42% and 1.65%, respectively.

Actual expenses may be higher. For example, expenses may be higher than those shown if average net assets decrease. Net assets are more likely to decrease and Fund expense ratios are more likely to increase when markets are volatile.

As a result of an expense limitation arrangement, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets is not expected to exceed 1.40% for Class R shares. This expense limitation arrangement cannot be terminated prior to December 31, 2013 without the Board of Trustees’ consent.

The manager is permitted to recapture amounts previously waived or reimbursed to the class during the same fiscal year if the class’ total annual operating expenses have fallen to a level below the expense limitation in effect at the time the fees were earned or the expenses incurred.

[1]

Lipper, Inc., a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments. Returns are based on the six-month period ended January 31, 2012, including the reinvestment of all distributions, including returns of capital, if any, calculated among the 612 funds in the Fund’s Lipper category, and excluding sales charges.

[2]

Effective July 1, 2011, the Fund no longer offers Class B shares for purchase by new and existing investors. Individual investors who owned Class B shares on June 30, 2011 may continue to hold those shares but may not add to their Class B share positions except through dividend reinvestment. Class B shares are also available for incoming exchanges.

VI	Legg Mason Western Asset Core Bond Fund

Investment commentary (cont’d)

As always, thank you for your confidence in our stewardship of your assets.

Sincerely,

R. Jay Gerken, CFA

Chairman, President and Chief Executive Officer

February 29, 2012

RISKS: The Fund is subject to fluctuations in share price as interest rates rise and fall. As interest rates rise, bond prices fall, reducing the value of the Fund’s share price. Investments in foreign issuers may involve additional risks compared to investments in securities of U.S. issuers, including currency fluctuations and changes in political and economic conditions. Convertible securities are subject to both the stock market risk associated with equity securities and to the credit and interest rate risks associated with fixed-income securities. The Fund may use derivatives, such as options and futures, which can be illiquid, may disproportionately increase losses, and have a potentially large impact on Fund performance. Please see the Fund’s prospectus for a more complete discussion of these and other risks, and the Fund’s investment strategies.

All investments are subject to risk including the possible loss of principal. Past performance is no guarantee of future results. All index performance reflects no deduction for fees, expenses or taxes. Please note that an investor cannot invest directly in an index.

The information provided is not intended to be a forecast of future events, a guarantee of future results or investment advice. Views expressed may differ from those of the firm as a whole.

Legg Mason Western Asset Core Bond Fund	VII

[i]	Gross domestic product (“GDP”) is the market value of all final goods and services produced within a country in a given period of time.

ii

The Institute for Supply Management’s PMI is based on a survey of purchasing executives who buy the raw materials for manufacturing at more than 350 companies. It offers an early reading on the health of the manufacturing sector.

iii

The Federal Reserve Board (“Fed”) is responsible for the formulation of policies designed to promote economic growth, full employment, stable prices and a sustainable pattern of international trade and payments.

iv

The federal funds rate is the rate charged by one depository institution on an overnight sale of immediately available funds (balances at the Federal Reserve) to another depository institution; the rate may vary from depository institution to depository institution and from day to day.

[v]

The Barclays Capital U.S. Aggregate Index is a broad-based bond index comprised of government, corporate, mortgage- and asset-backed issues, rated investment grade or higher, and having at least one year to maturity.

vi

The Barclays Capital U.S. High Yield — 2% Issuer Cap Index is an index of the 2% Issuer Cap component of the Barclays Capital U.S. Corporate High Yield Index, which covers the U.S. dollar-denominated, non-investment grade, fixed-rate, taxable corporate bond market.

vii

The JPMorgan Emerging Markets Bond Index Global (“EMBI Global”) tracks total returns for U.S. dollar-denominated debt instruments issued by emerging market sovereign and quasi-sovereign entities: Brady bonds, loans, Eurobonds and local market instruments.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	1

Fund at a glance† (unaudited)

Investment breakdown (%) as a percent of total investments

†	The bar graph above represents the composition of the Fund’s investments as of January 31, 2012 and July 31, 2011 and does not include derivatives such as written options, futures contracts and swap contracts. The Fund is actively managed. As a result, the composition of the Fund’s investments is subject to change at any time.

‡	Represents less than 0.1%.

2	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Fund expenses (unaudited)

Example

As a shareholder of the Fund, you may incur two types of costs: (1) transaction costs, including front-end and back-end sales charges (loads) on purchase payments; and (2) ongoing costs, including management fees, service and/or distribution (12b-1) fees; and other Fund expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds.

This example is based on an investment of $1,000 invested on August 1, 2011 and held for the six months ended January 31, 2012.

Actual expenses

The table below titled “Based on Actual Total Return” provides information about actual account values and actual expenses. You may use the information provided in this table, together with the amount you invested, to estimate the expenses that you paid over the period. To estimate the expenses you paid on your account, divide your ending account value by $1,000 (for example, an $8,600 ending account value divided by $1,000 = 8.6), then multiply the result by the number under the heading entitled “Expenses Paid During the Period”.

Hypothetical example for comparison purposes

The table below titled “Based on Hypothetical Total Return” provides information about hypothetical account values and hypothetical expenses based on the actual expense ratio and an assumed rate of return of 5.00% per year before expenses, which is not the Fund’s actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use the information provided in this table to compare the ongoing costs of investing in the Fund and other funds. To do so, compare the 5.00% hypothetical example relating to the Fund with the 5.00% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table below are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as front-end or back-end sales charges (loads). Therefore, the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transaction costs were included, your costs would have been higher.

Based on actual total return[1]						Based on hypothetical total return[1]
	Actual Total Return Without Sales Charge[2]	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During The Period[3]		Hypothetical Annualized Total Return	Beginning Account Value	Ending Account Value	Annualized Expense Ratio	Expenses Paid During The Period[3]
Class A	3.00%	$1,000.00	$1,030.00	1.02%	$5.20	Class A	5.00%	$1,000.00	$1,020.01	1.02%	$5.18
Class B	2.51	1,000.00	1,025.10	1.81	9.21	Class B	5.00	1,000.00	1,016.04	1.81	9.17
Class C	2.69	1,000.00	1,026.90	1.46	7.44	Class C	5.00	1,000.00	1,017.80	1.46	7.41
Class R	2.81	1,000.00	1,028.10	1.40	7.14	Class R	5.00	1,000.00	1,018.10	1.40	7.10

[1]	For the six months ended January 31, 2012.

[2]

Assumes the reinvestment of all distributions, including returns of capital, if any, at net asset value and does not reflect the deduction of the applicable sales charge with respect to Class A shares or the applicable contingent deferred sales charges (“CDSC”) with respect to Class B and C shares. Total return is not annualized, as it may not be representative of the total return for the year. Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results.

[3]

Expenses (net of compensating balance arrangements, fee waivers and/or expense reimbursements) are equal to each class’ respective annualized expense ratio multiplied by the average account value over the period, multiplied by the number of days in the most recent fiscal half-year (184), then divided by 366.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	3

Spread duration (unaudited)

Economic exposure — January 31, 2012

Spread duration measures the sensitivity to changes in spreads. The spread over Treasuries is the annual risk-premium demanded by investors to hold non-Treasury securities. Spread duration is quantified as the % change in price resulting from a 100 basis points change in spreads. For a security with positive spread duration, an increase in spreads would result in a price decline and a decline in spreads would result in a price increase. This chart highlights the market sector exposure of the Fund’s sectors relative to the selected benchmark sectors as of the end of the reporting period.

ABS	— Asset-Backed Securities
BC U.S. AI	— Barclays Capital U.S. Aggregate Index
EM	— Emerging Markets
HY	— High Yield
IG	— Investment Grade
LMWA Core Bond	— Legg Mason Western Asset Core Bond Fund
MBS	— Mortgage-Backed Securities

4	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Effective duration (unaudited)

Interest rate exposure — January 31, 2012

Effective duration measures the sensitivity to changes in relevant interest rates. Effective duration is quantified as the % change in price resulting from a 100 basis points change in interest rates. For a security with positive effective duration, an increase in interest rates would result in a price decline and a decline in interest rates would result in a price increase. This chart highlights the interest rate exposure of the Fund’s sectors relative to the selected benchmark sectors as of the end of the reporting period.

ABS	— Asset-Backed Securities
BC U.S. AI	— Barclays Capital U.S. Aggregate Index
EM	— Emerging Markets
HY	— High Yield
IG	— Investment Grade
LMWA Core Bond	— Legg Mason Western Asset Core Bond Fund
MBS	— Mortgage-Backed Securities

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	5

Schedule of investments (unaudited)

January 31, 2012

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Mortgage-Backed Securities — 30.9%
FHLMC — 5.2%
Federal Home Loan Mortgage Corp. (FHLMC)	3.500%	2/16/27-2/13/42	$1,600,000	$1,662,344	(a)
Federal Home Loan Mortgage Corp. (FHLMC)	5.000%	12/1/34-3/1/38	4,206,966	4,532,406
Federal Home Loan Mortgage Corp. (FHLMC)	2.725%	1/1/36	359,960	383,800	(b)
Federal Home Loan Mortgage Corp. (FHLMC)	5.986%	1/1/37	14,428	15,215	(b)
Federal Home Loan Mortgage Corp. (FHLMC)	5.193%	2/1/37	210,896	223,125	(b)
Federal Home Loan Mortgage Corp. (FHLMC)	5.434%	4/1/37	113,193	119,052	(b)
Federal Home Loan Mortgage Corp. (FHLMC)	5.560%	1/1/38	724,165	773,945	(b)
Federal Home Loan Mortgage Corp. (FHLMC)	6.500%	9/1/39	268,420	303,141
Federal Home Loan Mortgage Corp. (FHLMC)	6.000%	11/1/39	3,583,244	3,950,131
Federal Home Loan Mortgage Corp. (FHLMC)	4.000%	3/12/42	100,000	105,203	(a)
Federal Home Loan Mortgage Corp. (FHLMC), Gold	4.500%	4/1/19	85,141	91,148
Federal Home Loan Mortgage Corp. (FHLMC), Gold	5.000%	7/1/20-9/1/35	416,802	449,825
Federal Home Loan Mortgage Corp. (FHLMC), Gold	5.500%	11/1/35-4/1/38	3,253,276	3,534,394
Federal Home Loan Mortgage Corp. (FHLMC), Gold	5.500%	2/13/42-3/12/42	300,000	324,969	(a)
Total FHLMC				16,468,698
FNMA — 18.0%
Federal National Mortgage Association (FNMA)	5.000%	10/1/20-5/1/41	1,748,628	1,893,533
Federal National Mortgage Association (FNMA)	6.000%	8/1/21-6/1/37	1,655,961	1,832,097
Federal National Mortgage Association (FNMA)	6.500%	12/1/30-6/1/40	4,933,936	5,575,930
Federal National Mortgage Association (FNMA)	4.500%	4/1/31-9/1/41	5,346,405	5,742,505
Federal National Mortgage Association (FNMA)	5.500%	2/1/33-8/1/38	5,627,076	6,146,739
Federal National Mortgage Association (FNMA)	2.725%	9/1/36	654,585	701,624	(b)
Federal National Mortgage Association (FNMA)	2.632%	12/1/36	48,696	51,999	(b)
Federal National Mortgage Association (FNMA)	4.000%	10/1/41-11/1/41	2,861,798	3,030,153
Federal National Mortgage Association (FNMA)	4.000%	2/13/42-3/12/42	8,900,000	9,390,808	(a)
Federal National Mortgage Association (FNMA)	4.500%	2/13/42-3/12/42	11,100,000	11,838,190	(a)
Federal National Mortgage Association (FNMA)	5.500%	2/13/42-3/12/42	1,400,000	1,522,141	(a)
Federal National Mortgage Association (FNMA)	6.500%	2/13/42	2,400,000	2,683,126	(a)
Federal National Mortgage Association (FNMA)	3.000%	2/16/42-3/15/42	6,600,000	6,875,594	(a)
Federal National Mortgage Association (FNMA)	3.500%	2/16/42	300,000	315,750	(a)
Total FNMA				57,600,189
GNMA — 7.7%
Government National Mortgage Association (GNMA)	6.000%	11/15/28-10/20/40	1,703,846	1,925,319

See Notes to Financial Statements.

6	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
GNMA — continued
Government National Mortgage Association (GNMA)	6.500%	2/15/32-10/20/37	$576,593	$664,394
Government National Mortgage Association (GNMA)	5.000%	1/15/40-9/20/40	2,409,498	2,663,692
Government National Mortgage Association (GNMA)	4.500%	11/20/40-4/20/41	5,921,018	6,472,126
Government National Mortgage Association (GNMA)	3.500%	2/21/42	1,100,000	1,158,094	(a)
Government National Mortgage Association (GNMA)	4.000%	2/21/42	1,200,000	1,294,313	(a)
Government National Mortgage Association (GNMA)	4.500%	2/21/42	900,000	983,250	(a)
Government National Mortgage Association (GNMA)	5.500%	2/21/42	2,500,000	2,786,426	(a)
Government National Mortgage Association (GNMA)	6.000%	2/21/42	5,000,000	5,626,094	(a)
Government National Mortgage Association (GNMA) I	6.000%	3/15/33	134,192	152,195
Government National Mortgage Association (GNMA) I	5.500%	2/15/35	816,592	914,065
Total GNMA				24,639,968
Total Mortgage-Backed Securities (Cost — $97,230,329)				98,708,855
Asset-Backed Securities — 2.5%
ABFS Mortgage Loan Trust, 2003-2 A	0.776%	4/25/34	2,194	2,163	(b)(c)
ACE Securities Corp., 2006-SL3 A1	0.376%	6/25/36	191,702	36,598	(b)
Ameriquest Mortgage Securities Inc., 2004-R2 A1A	0.621%	4/25/34	258,571	209,823	(b)
Argent Securities Inc., 2006-W4 A2B	0.386%	5/25/36	142,988	34,070	(b)
Avis Budget Rental Car Funding AESOP II LLC, 2010-3A A	4.640%	5/20/16	190,000	205,430	(c)
Avis Budget Rental Car Funding AESOP II LLC, 2010-5A A	3.150%	3/20/17	110,000	112,373	(c)
Bayview Financial Acquisition Trust, 2004-C A1	0.901%	5/28/44	77,435	71,468	(b)
Bear Stearns Asset-Backed Securities Trust, 2004-SD3 A3	0.846%	9/25/34	171,898	148,993	(b)
Bear Stearns Asset-Backed Securities Trust, 2005-SD2 2A1	0.606%	12/25/44	307,446	263,334	(b)
Brazos Higher Education Authority Inc., 2010-1 A2	1.706%	2/25/35	300,000	273,745	(b)
Countrywide Asset-Backed Certificates, 2006-SD4 A1	0.616%	9/25/35	929,244	355,644	(b)(c)
Credit-Based Asset Servicing and Securitization LLC, 1999-3 A	6.624%	2/3/29	29,513	18,746	(b)(c)(d)

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	7

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Asset-Backed Securities — continued
Education Funding Capital Trust, 2003-3 A6	1.785%	12/15/42	$200,000	$184,000	(b)(d)
GMAC Mortgage Corp. Loan Trust, 2004-VF1 A1	1.026%	2/25/31	238,926	197,623	(b)(c)
Greenpoint Manufactured Housing, 2000-6 A3	2.292%	11/22/31	225,000	187,370	(b)
Greenpoint Manufactured Housing, 2001-2 IA2	3.776%	2/20/32	250,000	189,936	(b)
Greenpoint Manufactured Housing, 2001-2 IIA2	3.790%	3/13/32	350,000	264,566	(b)
Hertz Vehicle Financing LLC, 2009-2A A2	5.290%	3/25/16	450,000	493,752	(c)
JPMorgan Mortgage Acquisition Corp., 2006-FRE1 A3	0.466%	5/25/35	359,541	305,357	(b)
Keycorp Student Loan Trust, 2002-A 1A2	0.702%	8/27/31	435,949	390,843	(b)
Keycorp Student Loan Trust, 2003-A 1A2	0.820%	10/25/32	404,671	378,312	(b)
Lehman XS Trust, 2006-2N 1A1	0.536%	2/25/46	844,035	457,971	(b)
Morgan Stanley Mortgage Loan Trust, 2006-17XS A1	0.396%	10/25/46	82,138	32,787	(b)
Morgan Stanley Mortgage Loan Trust, 2007-3XS 2A1B	0.446%	1/25/47	1,310,452	213,283	(b)
Nelnet Student Loan Trust, 2004-4 A5	0.720%	1/25/37	200,000	189,254	(b)
Pennsylvania Higher Education Assistance Agency, 2005-1 B1	2.470%	4/25/45	800,000	672,000	(b)
RAAC Series, 2006-RP3 A	0.546%	5/25/36	154,139	94,621	(b)(c)
RAAC Series, 2007-RP2 A	0.626%	2/25/46	720,447	416,182	(b)(c)
Saxon Asset Securities Trust, 2005-1 M1	0.736%	5/25/35	289,362	201,269	(b)
SLM Student Loan Trust, 2004-10 A5A	1.310%	4/25/23	800,000	795,301	(b)(c)
SLM Student Loan Trust, 2005-4 A3	0.680%	1/25/27	600,000	553,484	(b)
Total Asset-Backed Securities (Cost — $10,855,132)				7,950,298
Collateralized Mortgage Obligations — 11.1%
American Home Mortgage Assets, 2006-4 1A12	0.486%	10/25/46	1,082,058	516,028	(b)
Banc of America Commercial Mortgage Inc., 2007-5 A3	5.620%	2/10/51	110,000	116,869
Banc of America Funding Corp., 2005-E 8A1	2.648%	6/20/35	158,879	75,280	(b)
Banc of America Funding Corp., 2006-H 1A1	2.668%	9/20/46	858,474	495,882	(b)
Banc of America Mortgage Securities Inc., 2004-K 4A1	5.251%	12/25/34	233,817	216,742	(b)
Banc of America Mortgage Securities Inc., 2005-A 4A1	5.167%	2/25/35	68,002	57,390	(b)
Bear Stearns Commercial Mortgage Securities, 2007-PW17 A4	5.694%	6/11/50	40,000	45,289	(b)
Countrywide Alternative Loan Trust, 2004-J9 3A4	0.666%	10/25/34	196,171	189,112	(b)
Countrywide Alternative Loan Trust, 2005-17 1A1	0.536%	7/25/35	151,117	85,651	(b)
Countrywide Alternative Loan Trust, 2005-38 A3	0.626%	9/25/35	155,067	82,974	(b)
Countrywide Alternative Loan Trust, 2005-72 A1	0.546%	1/25/36	707,061	441,171	(b)
Countrywide Alternative Loan Trust, 2006-OA06 1A2	0.486%	7/25/46	1,294,189	749,511	(b)
Countrywide Alternative Loan Trust, 2006-OA08 1A1	0.466%	7/25/46	1,861,275	912,227	(b)
Countrywide Alternative Loan Trust, 2006-OA10 4A1	0.466%	8/25/46	736,354	357,272	(b)
Countrywide Alternative Loan Trust, 2006-OA14 3A1	1.047%	11/25/46	1,458,488	629,029	(b)

See Notes to Financial Statements.

8	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Collateralized Mortgage Obligations — continued
Countrywide Home Loan Mortgage Pass-Through Trust, 2005-3 1A2	0.566%	4/25/35	$128,645	$74,912	(b)
Countrywide Home Loans, 2005-11 3A3	2.968%	4/25/35	120,279	55,987	(b)
Countrywide Home Loans, 2005-11 6A1	0.576%	3/25/35	76,144	45,236	(b)
Countrywide Home Loans, 2005-R3 AF	0.676%	9/25/35	728,417	600,281	(b)(c)
Countrywide Home Loans Mortgage Pass-Through Trust, 2005-09 1A1	0.576%	5/25/35	123,951	75,598	(b)
Credit Suisse Mortgage Capital Certificates, 2006-C1 A4	5.594%	2/15/39	690,000	777,639	(b)
Credit Suisse Mortgage Capital Certificates, 2007-C1 A3	5.383%	2/15/40	310,000	320,862
Credit Suisse Mortgage Capital Certificates, 2007-C4 A3	5.987%	9/15/39	290,000	306,134	(b)
Credit Suisse Mortgage Capital Certificates, 2007-C5 A3	5.694%	9/15/40	280,000	298,506	(b)
Deutsche Mortgage Securities Inc., 2005-WF1 1A3	5.246%	6/26/35	930,000	863,577	(b)(c)
Downey Savings & Loan Association Mortgage Loan Trust, 2006-AR1 1A1A	1.117%	4/19/36	252,139	113,070	(b)
FDIC Structured Sale Guaranteed Notes, 2010-S1 1A	0.845%	2/25/48	565,348	565,183	(b)(c)
Federal Home Loan Mortgage Corp. (FHLMC), Multi-Family Structured Pass-Through Certificates, IO	1.848%	7/25/21	1,478,323	166,812	(b)
Federal Home Loan Mortgage Corp. (FHLMC), Multi-Family Structured Pass-Through Certificates, K006 AX1, IO	1.226%	1/25/20	2,519,830	157,385	(b)
Federal Home Loan Mortgage Corp. (FHLMC), Multi-Family Structured Pass-Through Certificates, K007 X1, IO	1.409%	4/25/20	2,331,576	163,942	(b)
Federal Home Loan Mortgage Corp. (FHLMC), Multi-Family Structured Pass-Through Certificates, K008 X1, IO	1.839%	6/25/20	2,875,524	282,093	(b)
Federal Home Loan Mortgage Corp. (FHLMC), Multi-Family Structured Pass-Through Certificates, K014 X1, IO	1.453%	4/25/21	3,745,092	319,359	(b)
Federal Home Loan Mortgage Corp. (FHLMC), Multi-Family Structured Pass-Through Certificates, K016 X1, IO	1.743%	10/25/21	1,126,449	122,453	(b)
Federal Home Loan Mortgage Corp. (FHLMC), Multi-Family Structured Pass-Through Certificates, K703 X1, IO	2.258%	5/25/18	2,064,338	213,867	(b)
Federal Home Loan Mortgage Corp. (FHLMC), Multi-Family Structured Pass-Through Certificates, K704 X1, IO	2.165%	8/25/18	1,119,629	117,781	(b)
Federal Home Loan Mortgage Corp. (FHLMC), Multi-Family Structured Pass-Through Certificates, KAIV X1, IO	1.409%	6/25/46	1,228,521	103,827	(b)
Federal National Mortgage Association (FNMA), 2010-118 YB, IO	6.224%	10/25/40	656,218	90,804	(b)
Federal National Mortgage Association (FNMA), 2010-142 SM, IO	6.254%	12/25/40	337,258	51,255	(b)
Federal National Mortgage Association (FNMA), 2011-59 NZ	5.500%	7/25/41	722,770	857,291
Federal National Mortgage Association (FNMA), 2011-63 SW, IO	6.404%	7/25/41	684,539	109,486	(b)
Federal National Mortgage Association (FNMA), 390 C3, IO	6.000%	7/25/38	491,558	60,970
Federal National Mortgage Association (FNMA), 407 22, IO	5.000%	1/25/39	80,207	9,667

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	9

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Collateralized Mortgage Obligations — continued
Federal National Mortgage Association (FNMA), 407 41, IO	6.000%	1/25/38	$416,303	$62,603
GE Capital Commercial Mortgage Corp., 2007-C1 A4	5.543%	12/10/49	100,000	106,762
Government National Mortgage Association (GNMA), 2005-13 SD, IO	6.519%	2/20/35	166,307	31,621	(b)
Government National Mortgage Association (GNMA), 2009-068 SL, IO	6.460%	4/16/39	153,451	22,256	(b)
Government National Mortgage Association (GNMA), 2009-087 SI, IO	6.469%	2/20/35	246,305	46,954	(b)
Government National Mortgage Association (GNMA), 2009-087 TS, IO	5.819%	7/20/35	427,093	65,024	(b)
Government National Mortgage Association (GNMA), 2009-106 SU, IO	5.919%	5/20/37	905,034	134,244	(b)
Government National Mortgage Association (GNMA), 2010-003 MS, IO	6.269%	11/20/38	278,996	42,724	(b)
Government National Mortgage Association (GNMA), 2010-014 SA, IO	7.719%	12/20/32	266,741	35,916	(b)
Government National Mortgage Association (GNMA), 2010-031 GS, IO	6.219%	3/20/39	241,989	36,357	(b)
Government National Mortgage Association (GNMA), 2010-042 BS, IO	6.199%	4/20/40	154,777	24,937	(b)
Government National Mortgage Association (GNMA), 2010-050 QS, IO	6.269%	12/20/38	529,804	82,431	(b)
Government National Mortgage Association (GNMA), 2010-057 QS, IO	6.219%	5/20/40	477,411	76,751	(b)
Government National Mortgage Association (GNMA), 2010-060 S, IO	6.219%	5/20/40	633,434	102,863	(b)
Government National Mortgage Association (GNMA), 2010-069 SP, IO	6.369%	6/20/38	400,000	62,622	(b)
Government National Mortgage Association (GNMA), 2010-076 SH, IO	6.219%	5/20/40	158,235	25,384	(b)
Government National Mortgage Association (GNMA), 2010-085 HS, IO	6.369%	1/20/40	189,814	29,731	(b)
Government National Mortgage Association (GNMA), 2010-085 JS, IO	6.289%	4/20/40	155,802	25,378	(b)
Government National Mortgage Association (GNMA), 2010-115 SP, IO	5.119%	9/20/40	647,460	83,308	(b)
Government National Mortgage Association (GNMA), 2010-117 PS, IO	5.719%	10/20/39	1,246,885	199,485	(b)
Government National Mortgage Association (GNMA), 2010-H27 FA	0.650%	12/20/60	868,260	855,149	(b)
Government National Mortgage Association (GNMA), 2011-004 PS, IO	5.899%	9/20/40	328,920	50,403	(b)

See Notes to Financial Statements.

10	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Collateralized Mortgage Obligations — continued
Government National Mortgage Association (GNMA), 2011-011 SA, IO	5.719%	1/20/41	$518,108	$72,574	(b)
Government National Mortgage Association (GNMA), 2011-032 S, IO	5.710%	3/16/41	173,088	27,396	(b)
Government National Mortgage Association (GNMA), 2011-040 SA, IO	5.840%	2/16/36	892,869	130,625	(b)
Government National Mortgage Association (GNMA), 2011-070 BS, IO	6.410%	12/16/36	365,293	57,212	(b)
Government National Mortgage Association (GNMA), 2011-H03 FA	0.770%	1/20/61	1,425,098	1,413,982	(b)
Government National Mortgage Association (GNMA), 2011-H05 FB	0.770%	12/20/60	1,451,306	1,439,695	(b)
Government National Mortgage Association (GNMA), 2011-H06 FA	0.720%	2/20/61	1,446,096	1,429,828	(b)
Government National Mortgage Association (GNMA), 2011-H09 AF	0.770%	3/20/61	387,761	384,581	(b)
Greenpoint Mortgage Funding Trust, 2005-AR1 A2	0.496%	6/25/45	97,886	58,666	(b)
Greenpoint Mortgage Funding Trust, 2005-AR4 A1	0.536%	10/25/45	32,249	19,328	(b)
GSMPS Mortgage Loan Trust, 2005-RP1 1AF	0.626%	1/25/35	262,107	202,811	(b)(c)
GSMPS Mortgage Loan Trust, 2005-RP2 1AF	0.626%	3/25/35	219,088	177,871	(b)(c)
GSMPS Mortgage Loan Trust, 2005-RP3 1AF	0.626%	9/25/35	639,785	486,365	(b)(c)
Harborview Mortgage Loan Trust, 2005-9 2A1A	0.621%	6/20/35	108,726	84,999	(b)
Harborview Mortgage Loan Trust, 2006-14 2A1A	0.431%	3/19/38	1,346,812	764,792	(b)
Homestar Mortgage Acceptance Corp., 2004-3 AV1	0.726%	7/25/34	443,854	394,458	(b)
Indymac Inda Mortgage Loan Trust, 2007-AR7 1A1	5.673%	11/25/37	517,757	377,050	(b)
Indymac Index Mortgage Loan Trust, 2005-AR15 A2	4.894%	9/25/35	77,234	56,117	(b)
JPMorgan Chase Commercial Mortgage Securities Corp., 2006-LDP9 A3	5.336%	5/15/47	565,000	617,533
JPMorgan Chase Commercial Mortgage Securities Corp., 2011-C4 XA, IO	1.801%	7/15/46	4,663,958	359,127	(b)(c)
JPMorgan Commercial Mortgage Securities Corp., 2006-CB17 A4	5.429%	12/12/43	1,000,000	1,106,815
JPMorgan Mortgage Trust, 2004-A3 SF3	2.178%	6/25/34	273,198	261,844	(b)
LB-UBS Commercial Mortgage Trust, 2007-C1 A4	5.424%	2/15/40	104,000	116,898
LB-UBS Commercial Mortgage Trust, 2007-C6 A4	5.858%	7/15/40	30,000	33,748	(b)
LB-UBS Commercial Mortgage Trust, 2007-C7 A3	5.866%	9/15/45	130,000	146,691	(b)
Lehman XS Trust, 2005-7N 1A1B	0.576%	12/25/35	111,725	29,955	(b)
Luminent Mortgage Trust, 2006-1 A1	0.516%	4/25/36	413,703	200,098	(b)
Mach One Trust Commercial Mortgage Backed Securities, 2004-1A X, IO	0.941%	5/28/40	610,650	6,717	(b)(c)(d)(e)

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	11

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Collateralized Mortgage Obligations — continued
MASTR Adjustable Rate Mortgages Trust, 2007-3 12A1	0.476%	5/25/47	$399,494	$206,002	(b)
MASTR Reperforming Loan Trust, 2005-1 1A3	7.000%	8/25/34	128,599	132,139	(c)
MASTR Reperforming Loan Trust, 2005-2 1A1F	0.626%	5/25/35	1,058,948	799,866	(b)(c)
Merrill Lynch Mortgage Investors Inc., 2005-A9 3A1	2.686%	12/25/35	76,205	56,954	(b)
Merrill Lynch/Countrywide Commercial Mortgage Trust, 2007-6 A4	5.485%	3/12/51	370,000	398,102	(b)
Morgan Stanley Capital I, 2007-IQ14 A4	5.692%	4/15/49	500,000	552,520	(b)
Morgan Stanley Mortgage Loan Trust, 2004-8AR 4A1	2.555%	10/25/34	525,685	410,972	(b)
Morgan Stanley Mortgage Loan Trust, 2004-8AR 4A2	2.555%	10/25/34	458,713	421,751	(b)
Mortgage IT Trust, 2005-1 1A1	0.596%	2/25/35	981,233	754,473	(b)
Nomura Asset Acceptance Corp., 2004-R3 A1	6.500%	2/25/35	400,686	410,045	(c)
Nomura Asset Acceptance Corp., 2005-AP2 A5	4.976%	5/25/35	559,909	479,475
Prime Mortgage Trust, 2006-DR1 2A1	5.500%	5/25/35	618,964	534,235	(c)
Prime Mortgage Trust, 2006-DR1 2A2	6.000%	5/25/35	374,865	298,027	(c)
RBSSP Resecuritization Trust, 2010-3 4A1	3.162%	12/26/35	227,508	223,893	(b)(c)
Residential Accredit Loans Inc., 2006-QO1O A1	0.436%	1/25/37	1,168,480	657,612	(b)
Wachovia Bank Commercial Mortgage Trust, 2006-C29 A4	5.308%	11/15/48	100,000	112,441
WaMu Mortgage Pass-Through Certificates, 2002-AR19 A6	2.477%	2/25/33	188,024	171,633	(b)
WaMu Mortgage Pass-Through Certificates, 2003-AR9 1A7	2.461%	9/25/33	72,937	70,574	(b)
Washington Mutual Inc. Mortgage Pass-Through Certificates, 2005-AR06 2A1A	0.506%	4/25/45	102,755	78,548	(b)
Washington Mutual Inc. Mortgage Pass-Through Certificates, 2005-AR08 1A1A	0.546%	7/25/45	85,042	64,340	(b)
Washington Mutual Inc. Mortgage Pass-Through Certificates, 2005-AR11 A1A	0.596%	8/25/45	1,118,090	851,400	(b)
Washington Mutual Inc. Mortgage Pass-Through Certificates, 2005-AR13 A1A1	0.566%	10/25/45	162,350	122,598	(b)
Washington Mutual Inc. Mortgage Pass-Through Certificates, 2005-AR18 1A3A	2.486%	1/25/36	930,000	709,446	(b)
Washington Mutual Inc. Mortgage Pass-Through Certificates, 2005-AR19 A1A1	0.546%	12/25/45	315,307	240,720	(b)
Washington Mutual Inc. Mortgage Pass-Through Certificates, 2005-AR19 A1A2	0.566%	12/25/45	186,848	140,343	(b)
Washington Mutual Inc. Mortgage Pass-Through Certificates, 2006-AR07 2A	1.177%	7/25/46	477,049	292,553	(b)
Washington Mutual Inc. Mortgage Pass-Through Certificates, 2007-0A5 1A	0.947%	6/25/47	1,050,957	656,584	(b)
Washington Mutual Inc. Mortgage Pass-Through Certificates, 2007-HY4 4A1	2.339%	9/25/36	520,013	376,795	(b)
Washington Mutual Inc. MSC Pass-Through Certificates, 2004-RA1 2A	7.000%	3/25/34	20,409	21,772

See Notes to Financial Statements.

12	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Collateralized Mortgage Obligations — continued
Wells Fargo Mortgage Loan Trust, 2010-RR4 2A1	2.773%	8/27/35	$590,149	$544,924	(b)(c)
Total Collateralized Mortgage Obligations (Cost — $42,104,546)				35,345,820
Corporate Bonds & Notes — 29.4%
Consumer Discretionary — 1.7%
Automobiles — 0.1%
Daimler Finance NA LLC, Senior Notes	2.625%	9/15/16	410,000	412,465	(c)
Media — 1.6%
Comcast Corp., Notes	6.500%	1/15/15	170,000	195,006
Comcast Corp., Notes	5.875%	2/15/18	900,000	1,059,965
Comcast Corp., Notes	6.450%	3/15/37	80,000	98,399
Comcast Corp., Senior Notes	6.500%	1/15/17	90,000	107,421
Comcast Corp., Senior Notes	5.650%	6/15/35	50,000	56,042
Comcast Corp., Senior Notes	6.950%	8/15/37	30,000	39,035
Comcast Corp., Senior Notes	6.400%	3/1/40	180,000	229,938
Interpublic Group of Cos. Inc., Senior Notes	10.000%	7/15/17	150,000	172,313
News America Inc., Senior Notes	4.500%	2/15/21	30,000	32,672
News America Inc., Senior Notes	6.200%	12/15/34	40,000	45,108
News America Inc., Senior Notes	6.650%	11/15/37	30,000	36,160
Reed Elsevier Capital Inc., Notes	8.625%	1/15/19	290,000	360,922
Time Warner Cable Inc., Debentures	7.300%	7/1/38	300,000	379,443
Time Warner Cable Inc., Senior Notes	8.750%	2/14/19	720,000	948,028
Time Warner Cable Inc., Senior Notes	8.250%	4/1/19	340,000	438,771
Time Warner Cable Inc., Senior Notes	4.000%	9/1/21	10,000	10,479
Time Warner Cable Inc., Senior Notes	5.875%	11/15/40	430,000	484,554
Time Warner Inc., Senior Notes	4.750%	3/29/21	90,000	99,793
Time Warner Inc., Senior Notes	6.100%	7/15/40	220,000	262,767
Time Warner Inc., Senior Notes	6.250%	3/29/41	40,000	48,580
Total Media				5,105,396
Total Consumer Discretionary				5,517,861
Consumer Staples — 2.5%
Beverages — 0.8%
Anheuser-Busch InBev Worldwide Inc., Senior Notes	5.375%	1/15/20	420,000	498,275
Anheuser-Busch InBev Worldwide Inc., Senior Notes	5.000%	4/15/20	170,000	197,916
Diageo Capital PLC, Senior Bonds	4.828%	7/15/20	960,000	1,107,222
PepsiCo Inc., Senior Notes	7.900%	11/1/18	98,000	133,669
Pernod-Ricard SA, Senior Notes	4.450%	1/15/22	570,000	596,645	(c)
Total Beverages				2,533,727

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	13

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Food & Staples Retailing — 0.8%
CVS Caremark Corp., Senior Notes	6.600%	3/15/19	$170,000	$210,684
CVS Corp., Pass-Through Trust, Secured Notes	6.943%	1/10/30	637,919	724,502
CVS Pass-Through Trust, Secured Notes	6.036%	12/10/28	295,613	314,536
Safeway Inc., Senior Notes	3.950%	8/15/20	140,000	141,221
Safeway Inc., Senior Notes	4.750%	12/1/21	320,000	334,588
Wal-Mart Stores Inc., Notes	5.800%	2/15/18	420,000	518,724
Wal-Mart Stores Inc., Notes	6.200%	4/15/38	170,000	225,831
Total Food & Staples Retailing				2,470,086
Food Products — 0.3%
Cadbury Schweppes US Finance LLC	5.125%	10/1/13	220,000	233,615	(c)
Kraft Foods Inc., Senior Notes	5.375%	2/10/20	640,000	748,668
Total Food Products				982,283
Tobacco — 0.6%
Altria Group Inc., Senior Notes	9.250%	8/6/19	410,000	558,986
Altria Group Inc., Senior Notes	4.750%	5/5/21	480,000	531,908
Philip Morris International Inc., Senior Notes	2.900%	11/15/21	480,000	491,146
Reynolds American Inc., Senior Notes	7.250%	6/1/12	130,000	132,557
Reynolds American Inc., Senior Secured Notes	7.625%	6/1/16	220,000	264,103
Total Tobacco				1,978,700
Total Consumer Staples				7,964,796
Energy — 4.3%
Energy Equipment & Services — 0.7%
Baker Hughes Inc., Senior Notes	7.500%	11/15/18	500,000	666,639
Baker Hughes Inc., Senior Notes	5.125%	9/15/40	570,000	685,833
Transocean Inc., Senior Notes	5.250%	3/15/13	810,000	828,994
Total Energy Equipment & Services				2,181,466
Oil, Gas & Consumable Fuels — 3.6%
Anadarko Petroleum Corp., Senior Notes	6.375%	9/15/17	360,000	426,323
Anadarko Petroleum Corp., Senior Notes	8.700%	3/15/19	160,000	209,889
Apache Corp., Senior Notes	5.100%	9/1/40	590,000	690,420
BP Capital Markets PLC, Senior Notes	5.250%	11/7/13	660,000	711,324
BP Capital Markets PLC, Senior Notes	3.875%	3/10/15	210,000	226,970
BP Capital Markets PLC, Senior Notes	3.561%	11/1/21	50,000	52,965
ConocoPhillips, Notes	6.500%	2/1/39	130,000	182,947
ConocoPhillips Holding Co., Senior Notes	6.950%	4/15/29	300,000	413,625
Devon Energy Corp., Senior Notes	5.600%	7/15/41	580,000	692,760
Enterprise Products Operating LLC, Senior Notes	4.050%	2/15/22	1,190,000	1,231,806
Enterprise Products Operating LLC, Senior Notes	5.700%	2/15/42	260,000	289,661

See Notes to Financial Statements.

14	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Oil, Gas & Consumable Fuels — continued
Hess Corp., Notes	8.125%	2/15/19	$480,000	$625,042
Hess Corp., Notes	7.875%	10/1/29	90,000	124,225
Hess Corp., Notes	7.300%	8/15/31	105,000	139,561
Kerr-McGee Corp., Notes	7.875%	9/15/31	640,000	835,239
Kinder Morgan Energy Partners LP, Senior Notes	5.000%	12/15/13	35,000	37,044
Kinder Morgan Energy Partners LP, Senior Notes	6.000%	2/1/17	60,000	68,632
Kinder Morgan Energy Partners LP, Senior Notes	6.850%	2/15/20	200,000	237,634
Noble Energy Inc., Senior Notes	4.150%	12/15/21	640,000	666,856
Occidental Petroleum Corp., Senior Notes	3.125%	2/15/22	340,000	357,470
Pemex Project Funding Master Trust, Senior Bonds	6.625%	6/15/35	634,000	718,005
Petrobras International Finance Co., Senior Notes	3.875%	1/27/16	250,000	257,221
Petrobras International Finance Co., Senior Notes	6.125%	10/6/16	80,000	89,851
Petrobras International Finance Co., Senior Notes	5.750%	1/20/20	295,000	317,578
Petrobras International Finance Co., Senior Notes	5.375%	1/27/21	770,000	810,768
Shell International Finance BV, Senior Notes	4.375%	3/25/20	530,000	626,387
Williams Cos. Inc., Debentures	7.500%	1/15/31	49,000	57,965
Williams Cos. Inc., Notes	7.875%	9/1/21	127,000	160,739
Williams Cos. Inc., Senior Notes	7.750%	6/15/31	26,000	31,557
Williams Cos. Inc., Senior Notes	8.750%	3/15/32	296,000	392,224
Total Oil, Gas & Consumable Fuels				11,682,688
Total Energy				13,864,154
Financials — 14.8%
Capital Markets — 2.6%
Bear Stearns Co. Inc., Senior Notes	6.400%	10/2/17	730,000	830,398
Goldman Sachs Capital II, Junior Subordinated Bonds	5.793%	6/1/12	30,000	20,625	(b)
Goldman Sachs Group Inc., Senior Notes	5.300%	2/14/12	30,000	30,044
Goldman Sachs Group Inc., Senior Notes	3.625%	8/1/12	90,000	91,144
Goldman Sachs Group Inc., Senior Notes	5.450%	11/1/12	140,000	144,232
Goldman Sachs Group Inc., Senior Notes	4.750%	7/15/13	20,000	20,760
Goldman Sachs Group Inc., Senior Notes	5.250%	10/15/13	130,000	136,367
Goldman Sachs Group Inc., Senior Notes	6.000%	5/1/14	560,000	602,572
Goldman Sachs Group Inc., Senior Notes	5.375%	3/15/20	480,000	487,731
Goldman Sachs Group Inc., Senior Notes	6.000%	6/15/20	380,000	402,260
Goldman Sachs Group Inc., Senior Notes	5.250%	7/27/21	100,000	100,080
Goldman Sachs Group Inc., Senior Notes	6.250%	2/1/41	810,000	830,334
Kaupthing Bank HF, Senior Notes	5.750%	10/4/11	1,030,000	260,075	(c)(e)(f)(g)
Kaupthing Bank HF, Senior Notes	7.625%	2/28/15	360,000	90,900	(c)(e)(g)

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	15

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Capital Markets — continued
Kaupthing Bank HF, Subordinated Notes	7.125%	5/19/16	$440,000	$0	(c)(d)(e)(g)(h)
Lehman Brothers Holdings Capital Trust VII	5.857%	5/31/12	130,000	78	(b)(g)(i)
Lehman Brothers Holdings Inc., Medium-Term Notes	6.750%	12/28/17	1,230,000	1,353	(g)
Lehman Brothers Holdings Inc., Subordinated Notes	6.500%	7/19/17	1,460,000	1,606	(g)
Merrill Lynch & Co. Inc., Notes	6.875%	4/25/18	1,090,000	1,177,780
Morgan Stanley, Medium-Term Notes	1.015%	10/18/16	180,000	155,903	(b)
Morgan Stanley, Medium-Term Notes	5.550%	4/27/17	970,000	994,398
State Street Corp., Junior Subordinated Notes	4.956%	3/15/18	530,000	557,121
UBS AG, Senior Notes	2.250%	1/28/14	250,000	248,681
UBS AG Stamford CT, Medium-Term Notes	5.750%	4/25/18	940,000	1,052,575
Total Capital Markets				8,237,017
Commercial Banks — 3.9%
Bank of Tokyo-Mitsubishi UFJ Ltd., Senior Notes	3.850%	1/22/15	390,000	414,377	(c)
Barclays Bank PLC, Senior Notes	5.200%	7/10/14	140,000	147,538
Barclays Bank PLC, Subordinated Notes	6.050%	12/4/17	170,000	172,222	(c)
BBVA US Senior SAU, Senior Notes	3.250%	5/16/14	700,000	694,735
Commonwealth Bank of Australia, Senior Notes	3.750%	10/15/14	340,000	354,242	(c)
Commonwealth Bank of Australia, Senior Notes	5.000%	10/15/19	140,000	151,029	(c)
Cooperatieve Centrale Raiffeisen-Boerenleenbank BA, Senior Notes	3.375%	1/19/17	760,000	783,093
Credit Agricole SA, Senior Notes	2.625%	1/21/14	310,000	301,161	(c)
Credit Agricole SA, Subordinated Notes	8.375%	10/13/19	740,000	610,500	(b)(c)(i)
Glitnir Banki HF, Notes	6.330%	7/28/11	130,000	33,475	(c)(e)(f)(g)
Glitnir Banki HF, Notes	6.375%	9/25/12	290,000	74,675	(c)(e)(g)
Glitnir Banki HF, Subordinated Bonds	7.451%	9/14/16	350,000	0	(c)(d)(e)(g)(h)(i)
Glitnir Banki HF, Subordinated Notes	6.693%	6/15/16	420,000	0	(b)(c)(d)(e)(g)(h)
HBOS Capital Funding LP, Tier 1 Notes, Perpetual Bonds	6.071%	6/30/14	130,000	94,900	(b)(c)(i)
Intesa Sanpaolo SpA, Senior Notes	3.625%	8/12/15	340,000	308,288	(c)
Landsbanki Islands HF, Senior Notes	6.100%	8/25/11	930,000	34,875	(c)(e)(f)(g)
Lloyds TSB Bank PLC, Senior Notes	2.800%	4/2/12	370,000	371,221	(c)
Lloyds TSB Bank PLC, Senior Notes	6.375%	1/21/21	380,000	407,195
Lloyds TSB Bank PLC, Subordinated Notes	6.500%	9/14/20	100,000	93,433	(c)
Nordea Bank AB, Senior Notes	3.700%	11/13/14	250,000	256,093	(c)
Nordea Bank AB, Senior Notes	4.875%	1/27/20	170,000	177,961	(c)
Nordea Bank AB, Subordinated Notes	4.875%	5/13/21	630,000	595,149	(c)

See Notes to Financial Statements.

16	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Commercial Banks — continued
Rabobank Nederland NV, Junior Subordinated Notes	11.000%	6/30/19	$335,000	$416,541	(b)(c)(i)
Resona Preferred Global Securities Cayman Ltd., Junior Subordinated Bonds	7.191%	7/30/15	140,000	144,124	(b)(c)(i)
Royal Bank of Scotland Group PLC, Junior Subordinated Notes	7.640%	9/29/17	100,000	68,500	(b)(g)(i)
Royal Bank of Scotland Group PLC, Senior Notes	6.400%	10/21/19	520,000	535,581
Royal Bank of Scotland Group PLC, Subordinated Notes	5.050%	1/8/15	10,000	9,397
Royal Bank of Scotland PLC, Senior Notes	3.950%	9/21/15	820,000	815,228
Santander US Debt SA Unipersonal, Senior Notes	3.724%	1/20/15	200,000	190,545	(c)
Santander US Debt SA Unipersonal, Senior Notes	3.781%	10/7/15	100,000	93,195	(c)
Sumitomo Mitsui Banking Corp., Senior Notes	3.150%	7/22/15	520,000	544,705	(c)
Sumitomo Mitsui Banking Corp., Senior Notes	3.100%	1/14/16	200,000	208,417	(c)
Wachovia Capital Trust III, Junior Subordinated Bonds	5.570%	3/9/12	1,250,000	1,109,412	(b)(i)
Wachovia Corp., Medium Term Notes	5.500%	5/1/13	620,000	654,855
Wachovia Corp., Senior Notes	5.750%	6/15/17	170,000	195,590
Wells Fargo & Co.	4.600%	4/1/21	70,000	77,031
Wells Fargo & Co., Senior Notes	3.676%	6/15/16	290,000	309,276
Wells Fargo Bank NA, Subordinated Notes	5.950%	8/26/36	640,000	694,431
Wells Fargo Capital X, Capital Securities	5.950%	12/15/36	360,000	364,500
Total Commercial Banks				12,507,490
Consumer Finance — 1.2%
Ally Financial Inc., Notes	2.200%	12/19/12	560,000	570,239
American Express Co., Subordinated Debentures	6.800%	9/1/66	370,000	375,087	(b)
American Express Credit Corp., Medium-Term Notes	5.875%	5/2/13	140,000	148,104
American Express Credit Corp., Senior Notes	5.125%	8/25/14	770,000	837,958
HSBC Finance Corp., Senior Notes	6.676%	1/15/21	730,000	759,712
SLM Corp., Medium-Term Notes, Senior Notes	5.625%	8/1/33	1,290,000	1,046,817
Total Consumer Finance				3,737,917
Diversified Financial Services — 5.6%
Air 2 US, Notes	8.027%	10/1/19	248,448	228,572	(c)
Bank of America Corp., Senior Notes	4.875%	9/15/12	40,000	40,756
Bank of America Corp., Senior Notes	6.500%	8/1/16	1,030,000	1,099,348
Bank of America Corp., Senior Notes	5.000%	5/13/21	360,000	352,936
Boeing Capital Corp., Senior Notes	4.700%	10/27/19	200,000	231,841
Citigroup Funding Inc.	2.125%	7/12/12	640,000	645,724
Citigroup Funding Inc., Notes	2.250%	12/10/12	630,000	641,603
Citigroup Inc., Notes	6.500%	8/19/13	410,000	434,984

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	17

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Diversified Financial Services — continued
Citigroup Inc., Senior Notes	6.000%	12/13/13	$790,000	$840,039
Citigroup Inc., Senior Notes	6.375%	8/12/14	120,000	129,978
Citigroup Inc., Senior Notes	5.500%	10/15/14	100,000	107,662
Citigroup Inc., Senior Notes	6.010%	1/15/15	330,000	358,706
Citigroup Inc., Senior Notes	5.375%	8/9/20	20,000	21,214
Citigroup Inc., Senior Notes	6.875%	3/5/38	570,000	672,093
Citigroup Inc., Subordinated Notes	5.000%	9/15/14	920,000	946,659
General Electric Capital Corp., Medium-Term Notes	5.450%	1/15/13	1,320,000	1,380,950
General Electric Capital Corp., Notes	5.300%	2/11/21	60,000	65,388
General Electric Capital Corp., Senior Notes	2.125%	12/21/12	1,890,000	1,923,735
General Electric Capital Corp., Senior Notes	4.375%	9/16/20	120,000	125,665
General Electric Capital Corp., Senior Notes	4.625%	1/7/21	240,000	255,446
General Electric Capital Corp., Senior Notes	6.875%	1/10/39	460,000	572,928
General Electric Capital Corp., Subordinated Debentures	6.375%	11/15/67	970,000	967,575	(b)
ILFC E-Capital Trust II, Bonds	6.250%	12/21/65	20,000	14,500	(b)(c)
International Lease Finance Corp., Senior Secured Notes	6.500%	9/1/14	210,000	222,337	(c)
International Lease Finance Corp., Senior Secured Notes	6.750%	9/1/16	1,040,000	1,124,500	(c)
JPMorgan Chase & Co., Senior Notes	4.350%	8/15/21	70,000	71,540
JPMorgan Chase & Co., Subordinated Notes	5.125%	9/15/14	170,000	181,480
JPMorgan Chase & Co., Subordinated Notes	5.150%	10/1/15	160,000	171,704
JPMorgan Chase & Co., Subordinated Notes	6.125%	6/27/17	1,930,000	2,133,638
MassMutual Global Funding II, Senior Secured Notes	5.250%	7/31/18	440,000	486,519	(c)
McGuire Air Force Base/Fort Dix Privatized Military Housing Project, Bonds	5.611%	9/15/51	590,000	564,789	(c)
MUFG Capital Finance 1 Ltd., Preferred Securities	6.346%	7/25/16	100,000	104,015	(b)(i)
Private Export Funding Corp.	3.550%	4/15/13	730,000	758,506
Total Diversified Financial Services				17,877,330
Insurance — 1.3%
American International Group Inc., Junior Subordinated Debentures	6.250%	3/15/37	610,000	484,950
American International Group Inc., Medium-Term Notes, Senior Notes	5.850%	1/16/18	100,000	104,531
American International Group Inc., Senior Notes	3.750%	11/30/13	200,000	197,814	(c)
American International Group Inc., Senior Notes	6.400%	12/15/20	230,000	250,601
ASIF Global Financing XIX	4.900%	1/17/13	20,000	20,292	(c)
Berkshire Hathaway Inc., Senior Notes	3.200%	2/11/15	90,000	96,261
Chubb Corp., Senior Notes	5.750%	5/15/18	645,000	780,515

See Notes to Financial Statements.

18	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Insurance — continued
MetLife Inc., Junior Subordinated Debentures	6.400%	12/15/36	$1,625,000	$1,591,580
Teachers Insurance & Annuity Association of America — College Retirement Equity Fund, Notes	6.850%	12/16/39	410,000	541,854	(c)
Willis North America Inc., Senior Notes	5.625%	7/15/15	130,000	141,223
Total Insurance				4,209,621
Thrifts & Mortgage Finance — 0.2%
Countrywide Financial Corp., Medium-Term Notes	5.800%	6/7/12	20,000	20,237
Countrywide Financial Corp., Subordinated Notes	6.250%	5/15/16	830,000	835,901
Total Thrifts & Mortgage Finance				856,138
Total Financials				47,425,513
Health Care — 1.5%
Health Care Equipment & Supplies — 0.1%
Medtronic Inc., Senior Notes	4.450%	3/15/20	230,000	262,776
Health Care Providers & Services — 0.4%
UnitedHealth Group Inc., Senior Notes	3.875%	10/15/20	210,000	227,503
UnitedHealth Group Inc., Senior Notes	5.800%	3/15/36	120,000	146,131
UnitedHealth Group Inc., Senior Notes	5.700%	10/15/40	210,000	254,825
WellPoint Inc., Notes	5.875%	6/15/17	40,000	46,770
WellPoint Inc., Notes	7.000%	2/15/19	190,000	234,084
WellPoint Inc., Senior Notes	6.000%	2/15/14	520,000	565,656
Total Health Care Providers & Services				1,474,969
Life Sciences Tools & Services — 0.1%
Thermo Fisher Scientific Inc., Senior Notes	3.600%	8/15/21	150,000	160,510
Pharmaceuticals — 0.9%
Aristotle Holding Inc., Senior Notes	3.500%	11/15/16	1,050,000	1,080,955	(c)
Pfizer Inc., Senior Notes	6.200%	3/15/19	460,000	579,583
Roche Holdings Inc., Senior Notes	6.000%	3/1/19	320,000	394,593	(c)
Teva Pharmaceutical Finance Co. BV, Senior Notes	3.650%	11/10/21	100,000	105,997
Teva Pharmaceutical Finance IV BV, Senior Notes	3.650%	11/10/21	490,000	519,383
Wyeth, Notes	5.950%	4/1/37	70,000	92,125
Total Pharmaceuticals				2,772,636
Total Health Care				4,670,891
Industrials — 0.8%
Aerospace & Defense — 0.2%
Boeing Co., Senior Notes	6.000%	3/15/19	250,000	312,651
Boeing Co., Senior Notes	4.875%	2/15/20	120,000	143,527
Raytheon Co., Senior Notes	3.125%	10/15/20	170,000	176,515
Total Aerospace & Defense				632,693

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	19

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Air Freight & Logistics — 0.2%
United Parcel Service Inc., Senior Notes	3.125%	1/15/21	$570,000	$616,037
Airlines — 0.2%
Continental Airlines Inc.	6.648%	3/15/19	288,133	298,218
Delta Air Lines Inc., Pass-Through Certificates	6.821%	8/10/22	226,902	245,054
JetBlue Airways Corp., Pass-Through Certificates	0.832%	8/15/16	155,097	139,587	(b)
JetBlue Airways Corp., Pass-Through Certificates	0.907%	11/15/16	300,000	240,000	(b)
Total Airlines				922,859
Commercial Services & Supplies — 0.1%
Allied Waste North America Inc., Senior Notes	6.875%	6/1/17	100,000	105,492
Waste Management Inc.	7.375%	5/15/29	80,000	102,514
Total Commercial Services & Supplies				208,006
Industrial Conglomerates — 0.0%
United Technologies Corp., Senior Notes	5.400%	5/1/35	20,000	23,588
Machinery — 0.1%
Caterpillar Inc., Senior Notes	3.900%	5/27/21	240,000	267,153
Total Industrials				2,670,336
Materials — 1.4%
Chemicals — 0.2%
Ecolab Inc., Senior Notes	4.350%	12/8/21	130,000	143,590
Potash Corp. of Saskatchewan Inc., Senior Notes	4.875%	3/30/20	90,000	104,609
PPG Industries Inc., Senior Notes	6.650%	3/15/18	310,000	376,654
Total Chemicals				624,853
Metals & Mining — 1.2%
Barrick Gold Corp., Senior Notes	6.950%	4/1/19	210,000	259,849
Barrick North America Finance LLC, Senior Notes	4.400%	5/30/21	390,000	430,140
BHP Billiton Finance USA Ltd., Senior Notes	6.500%	4/1/19	550,000	694,683
BHP Billiton Finance USA Ltd., Senior Notes	3.250%	11/21/21	300,000	315,465
Rio Tinto Finance USA Ltd., Notes	6.500%	7/15/18	140,000	176,628
Rio Tinto Finance USA Ltd., Senior Notes	1.875%	11/2/15	60,000	61,162
Rio Tinto Finance USA Ltd., Senior Notes	2.500%	5/20/16	220,000	229,251
Rio Tinto Finance USA Ltd., Senior Notes	3.500%	11/2/20	680,000	714,600
Rio Tinto Finance USA Ltd., Senior Notes	4.125%	5/20/21	130,000	142,681
Rio Tinto Finance USA Ltd., Senior Notes	3.750%	9/20/21	180,000	193,414
Vale Overseas Ltd., Notes	8.250%	1/17/34	200,000	266,025
Vale Overseas Ltd., Notes	6.875%	11/21/36	180,000	212,526
Total Metals & Mining				3,696,424
Total Materials				4,321,277

See Notes to Financial Statements.

20	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Telecommunication Services — 1.3%
Diversified Telecommunication Services — 1.1%
AT&T Corp., Senior Notes	8.000%	11/15/31	$4,000	$5,831
AT&T Inc., Senior Notes	3.875%	8/15/21	140,000	150,584
AT&T Inc., Senior Notes	5.350%	9/1/40	535,000	599,806
AT&T Inc., Senior Notes	5.550%	8/15/41	120,000	139,495
BellSouth Corp., Notes	4.750%	11/15/12	10,000	10,312
BellSouth Corp., Notes	6.875%	10/15/31	370,000	462,443
Deutsche Telekom International Finance BV, Senior Notes	5.750%	3/23/16	375,000	422,845
Koninklijke KPN NV, Senior Notes	8.375%	10/1/30	200,000	264,143
SBC Communications Inc., Notes	5.100%	9/15/14	90,000	99,644
Telefonica Emisiones SAU, Senior Notes	5.877%	7/15/19	90,000	92,441
Telefonica Emisiones SAU, Senior Notes	5.134%	4/27/20	160,000	156,367
Telefonica Emisiones SAU, Senior Notes	5.462%	2/16/21	10,000	9,952
Verizon Communications Inc., Senior Notes	8.750%	11/1/18	120,000	166,673
Verizon Communications Inc., Senior Notes	3.500%	11/1/21	220,000	230,576
Verizon Communications Inc., Senior Notes	6.000%	4/1/41	280,000	351,829
Verizon Global Funding Corp., Notes	7.750%	12/1/30	230,000	324,040
Total Diversified Telecommunication Services				3,486,981
Wireless Telecommunication Services — 0.2%
America Movil SAB de CV, Senior Notes	5.625%	11/15/17	200,000	234,738
America Movil SAB de CV, Senior Notes	5.000%	3/30/20	130,000	146,992
Cellco Partnership/Verizon Wireless Capital LLC, Senior Notes	8.500%	11/15/18	70,000	97,720
Sprint Capital Corp., Senior Notes	8.750%	3/15/32	30,000	25,350
Total Wireless Telecommunication Services				504,800
Total Telecommunication Services				3,991,781
Utilities — 1.1%
Electric Utilities — 0.9%
Duke Energy Corp., Senior Notes	5.625%	11/30/12	700,000	728,934
Exelon Corp., Bonds	5.625%	6/15/35	360,000	399,535
FirstEnergy Corp., Notes	7.375%	11/15/31	875,000	1,129,506
Pacific Gas & Electric Co., First Mortgage Bonds	6.050%	3/1/34	210,000	265,014
Pacific Gas & Electric Co., Senior Notes	8.250%	10/15/18	150,000	199,768
Pacific Gas & Electric Co., Senior Notes	5.800%	3/1/37	20,000	24,628
Total Electric Utilities				2,747,385
Gas Utilities — 0.0%
Southern Natural Gas Co., Senior Notes	5.900%	4/1/17	30,000	34,417	(c)

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	21

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Multi-Utilities — 0.2%
Dominion Resources Inc., Senior Notes	5.700%	9/17/12	$645,000	$664,390
Total Utilities				3,446,192
Total Corporate Bonds & Notes (Cost — $92,865,665)				93,872,801
Municipal Bonds — 1.4%
California — 0.3%
California State, GO, Build America Bonds	7.300%	10/1/39	280,000	362,169
Los Angeles, CA, Department of Water & Power Revenue, Build America Bonds	6.574%	7/1/45	210,000	286,853
Santa Clara Valley Transportation Authority, Sales Tax Revenue, Build America Bonds	5.876%	4/1/32	300,000	358,527
Total California				1,007,549
Florida — 0.2%
Florida Educational Loan Marketing Corp., Education Loan Revenue	0.345%	12/1/38	900,000	675,000	(b)(j)
Georgia — 0.1%
Metropolitan Atlanta, GA, Rapid Transit Authority, Sales Tax Revenue	5.000%	7/1/39	50,000	55,063
Municipal Electric Authority, GA, Build America Bonds, Plant Vogtle Units 3&4 Project J	6.637%	4/1/57	180,000	210,987
Municipal Electric Authority, GA, Build America Bonds, Plant Vogtle Units 3&4 Project M	6.655%	4/1/57	100,000	114,624
Total Georgia				380,674
Illinois — 0.3%
Chicago, IL, O’Hare International Airport Revenue	5.625%	1/1/35	40,000	45,344
Chicago, IL, O’Hare International Airport Revenue	5.500%	1/1/31	80,000	91,497
Illinois State, GO	5.665%	3/1/18	300,000	326,028
Illinois State, GO	5.877%	3/1/19	310,000	341,136
Total Illinois				804,005
Nevada — 0.0%
Clark County, NV, Passenger Facility Charge Revenue, Las Vegas Macarran International Airport	5.250%	7/1/39	50,000	53,466
Ohio — 0.0%
American Municipal Power-Ohio Inc., OH, Revenue., Build America Bonds, Meldhal Hydroelectric	6.270%	2/15/50	50,000	56,312
Oregon — 0.0%
Oregon State, GO, Taxable Pension	5.892%	6/1/27	100,000	119,358
Pennsylvania — 0.5%
Pennsylvania State Higher Education Assistance Agency, Student Loan Revenue	1.996%	6/1/47	1,600,000	1,464,000	(b)(d)
Total Municipal Bonds (Cost — $4,254,781)				4,560,364

See Notes to Financial Statements.

22	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
Sovereign Bonds — 0.3%
Mexico — 0.1%
United Mexican States, Medium-Term Notes	5.625%	1/15/17	$4,000	$4,626
United Mexican States, Medium-Term Notes	6.750%	9/27/34	219,000	284,700
United Mexican States, Medium-Term Notes	6.050%	1/11/40	112,000	135,968
Total Mexico				425,294
Russia — 0.2%
RSHB Capital, Loan Participation Notes, Senior Secured Bonds	6.299%	5/15/17	180,000	188,595	(c)
Russian Foreign Bond-Eurobond, Senior Bonds	7.500%	3/31/30	392,450	466,034	(c)
Total Russia				654,629
Total Sovereign Bonds (Cost — $974,903)				1,079,923
U.S. Government & Agency Obligations — 16.7%
U.S. Government Agencies — 3.9%
Farmer Mac, Guaranteed Trust	5.125%	4/19/17	900,000	1,055,394	(c)
Federal National Mortgage Association (FNMA), Bonds	6.625%	11/15/30	175,000	261,214
Federal National Mortgage Association (FNMA), Debentures	0.000%	10/9/19	2,010,000	1,555,830
Federal National Mortgage Association (FNMA), Notes	1.250%	1/30/17	100,000	101,339
Federal National Mortgage Association (FNMA), Notes	6.000%	4/18/36	110,000	128,899
Federal National Mortgage Association (FNMA), Senior Notes	3.625%	2/12/13	360,000	372,680
Federal National Mortgage Association (FNMA), Senior Notes	4.375%	10/15/15	370,000	419,048
Federal National Mortgage Association (FNMA), Senior Notes	5.625%	7/15/37	165,000	226,523
Federal National Mortgage Association (FNMA), STRIPS	0.000%	2/1/19	210,000	164,377
Federal National Mortgage Association (FNMA), Subordinated Notes	5.250%	8/1/12	730,000	747,093
Federal National Mortgage Association (FNMA), Subordinated Notes	4.625%	5/1/13	670,000	704,703
Financing Corp. (FICO) Strip, Bonds	0.000%	11/2/18	410,000	366,548
Financing Corp. (FICO) Strip, Debentures	0.000%	2/8/18	120,000	109,873
Financing Corp. (FICO) Strip, Debentures	0.000%	5/11/18	440,000	399,531
Financing Corp. (FICO) Strip, Debentures	0.000%	8/3/18	710,000	639,991
Financing Corp. (FICO) Strip, Debentures	0.000%	3/7/19	2,360,000	2,085,416
Financing Corp. (FICO) Strip, Debentures	0.000%	6/6/19	60,000	52,568
Financing Corp. (FICO) Strip, Notes	0.000%	4/6/18	350,000	318,825
Financing Corp. (FICO) Strip, Notes	0.000%	8/3/18	420,000	378,587
Financing Corp. (FICO) Strip, Notes	0.000%	9/26/19	930,000	805,983

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	23

Legg Mason Western Asset Core Bond Fund

Security	Rate	Maturity Date	Face Amount	Value
U.S. Government Agencies — continued
Tennessee Valley Authority, Bonds	5.980%	4/1/36	$780,000	$1,064,690
Tennessee Valley Authority, Notes	5.250%	9/15/39	270,000	342,826
Total U.S. Government Agencies				12,301,938
U.S. Government Obligations — 12.8%
U.S. Treasury Bonds	4.375%	5/15/40	3,630,000	4,684,969
U.S. Treasury Bonds	4.750%	2/15/41	2,060,000	2,818,982
U.S. Treasury Bonds	4.375%	5/15/41	160,000	206,800
U.S. Treasury Bonds	3.750%	8/15/41	340,000	396,419
U.S. Treasury Bonds	3.125%	11/15/41	6,200,000	6,427,658
U.S. Treasury Notes	1.375%	2/15/13	80,000	81,022
U.S. Treasury Notes	0.500%	5/31/13	20,000	20,087
U.S. Treasury Notes	0.125%	8/31/13	10,000	9,989
U.S. Treasury Notes	1.875%	2/28/14	120,000	124,088
U.S. Treasury Notes	1.500%	6/30/16	560,000	582,444
U.S. Treasury Notes	1.000%	8/31/16	420,000	427,415
U.S. Treasury Notes	1.000%	9/30/16	480,000	488,175
U.S. Treasury Notes	1.500%	8/31/18	6,150,000	6,291,739
U.S. Treasury Notes	1.500%	10/31/18	2,110,000	2,188,631
U.S. Treasury Notes	1.375%	12/31/18	1,850,000	1,869,223
U.S. Treasury Notes	2.000%	11/15/21	11,030,000	11,224,746
U.S. Treasury Strip Principal (STRIPS)	0.000%	11/15/21	2,470,000	2,060,578
U.S. Treasury Strip Principal (STRIPS)	0.000%	5/15/30	1,720,000	1,035,951
Total U.S. Government Obligations				40,938,916
Total U.S. Government & Agency Obligations (Cost — $49,386,850)				53,240,854
U.S. Treasury Inflation Protected Securities — 2.3%
U.S. Treasury Bonds, Inflation Indexed	2.375%	1/15/25	618,108	807,597
U.S. Treasury Bonds, Inflation Indexed	2.000%	1/15/26	592,727	749,059
U.S. Treasury Bonds, Inflation Indexed	2.375%	1/15/27	235,586	313,072
U.S. Treasury Bonds, Inflation Indexed	1.750%	1/15/28	1,663,046	2,061,138	(k)
U.S. Treasury Bonds, Inflation Indexed	2.500%	1/15/29	674,387	926,071
U.S. Treasury Bonds, Inflation Indexed	3.875%	4/15/29	302,762	484,868
U.S. Treasury Notes, Inflation Indexed	2.000%	4/15/12	1,984,522	1,997,856
Total U.S. Treasury Inflation Protected Securities (Cost — $6,030,176)				7,339,661

See Notes to Financial Statements.

24	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Schedule of investments (unaudited) (cont’d)

January 31, 2012

Legg Mason Western Asset Core Bond Fund

Security	Rate		Shares	Value
Convertible Preferred Stocks — 0.0%
Financials — 0.0%
Thrifts & Mortgage Finance — 0.0%
Federal National Mortgage Association (FNMA) (Cost — $95,000)	5.375%		1	$5,000	*

		Expiration Date	Contracts
Purchased Options — 0.0%
U.S. Treasury 10-Year Notes Futures, Call @ $133.00 (Cost — $4,177)		2/24/12	16	5,250
Total Investments before Short-Term Investments (Cost — $303,801,559)				302,108,826

		Maturity Date	Face Amount
Short-Term Investments — 19.3%
U.S. Government Agencies — 10.7%
Federal Home Loan Mortgage Corp. (FHLMC), Discount Notes	0.080%	7/11/12	$13,690,000	13,688,166	(l)
Federal National Mortgage Association (FNMA), Discount Notes	0.090%	2/1/12	5,400,000	5,400,000	(l)
Federal National Mortgage Association (FNMA), Discount Notes	0.110%	7/2/12	15,030,000	15,028,091	(l)
Total U.S. Government Agencies (Cost — $34,108,143)				34,116,257
U.S. Government Obligations — 8.6%
U.S. Treasury Bills (Cost — $27,599,308)	0.041%	2/23/12	27,600,000	27,599,308	(l)
Total Short-Term Investments (Cost — $61,707,451)				61,715,565
Total Investments — 113.9% (Cost — $365,509,010#)				363,824,391
Liabilities in Excess of Other Assets — (13.9)%				(44,308,496)
Total Net Assets — 100.0%				$319,515,895

*	Non-income producing security.

(a)	This security is traded on a to-be-announced (“TBA”) basis (See Note 1).

(b)	Variable rate security. Interest rate disclosed is as of the most recent information available.

(c)

Security is exempt from registration under Rule 144A of the Securities Act of 1933. This security may be resold in transactions that are exempt from registration, normally to qualified institutional buyers. This security has been deemed liquid pursuant to guidelines approved by the Board of Trustees, unless otherwise noted.

(d)	Security is valued in good faith in accordance with procedures approved by the Board of Trustees (See Note 1).

(e)	Illiquid security.

(f)	The maturity principal is currently in default as of January 31, 2012.

(g)	The coupon payment on these securities is currently in default as of January 31, 2012.

(h)	Value is less than $1.

(i)	Security has no maturity date. The date shown represents the next call date.

(j)	Income from this issue is considered a preference item for purposes of calculating the alternative minimum tax (“AMT”).

(k)	All or a portion of this security is held at the broker as collateral for open futures contracts.

(l)	Rate shown represents yield-to-maturity.

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	25

Legg Mason Western Asset Core Bond Fund

#	Aggregate cost for federal income tax purposes is substantially the same.

Abbreviations used in this schedule:
GO	— General Obligation
IO	— Interest Only
STRIPS	— Separate Trading of Registered Interest and Principal Securities

See Notes to Financial Statements.

26	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Statement of assets and liabilities (unaudited)

January 31, 2012

Assets:
Investments, at value (Cost — $365,509,010)	$363,824,391
Cash	4,315,558
Receivable for securities sold	42,477,683
Interest receivable	1,967,498
Receivable for Fund shares sold	1,276,682
Swaps, at value (net premiums paid — $386,718)	453,504
Principal paydown receivable	73,445
Receivable for open swap contracts	917
Prepaid expenses	49,031
Other receivables	1,944
Total Assets	414,440,653

Liabilities:
Payable for securities purchased	92,829,299
Payable for Fund shares repurchased	919,272
Swaps, at value (net premiums received — $478,753)	636,921
Investment management fee payable	146,734
Service and/or distribution fees payable	87,927
Payable to broker — variation margin on open futures contracts	41,039
Distributions payable	18,119
Trustees’ fees payable	11,151
Payable for open swap contracts	1,929
Accrued expenses	232,367
Total Liabilities	94,924,758
Total Net Assets	$319,515,895

Net Assets:
Par value (Note 7)	$269
Paid-in capital in excess of par value	320,724,366
Overdistributed net investment income	(373,388)
Accumulated net realized gain on investments, futures contracts, written options and swap contracts	1,341,048
Net unrealized depreciation on investments, futures contracts and swap contracts	(2,176,400)
Total Net Assets	$319,515,895

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	27

Shares Outstanding:
Class A	22,318,208
Class B	856,004
Class C	3,653,648
Class R	120,453

Net Asset Value:
Class A (and redemption price)	$11.86
Class B*	$11.83
Class C*	$11.85
Class R (and redemption price)	$11.86
Maximum Public Offering Price Per Share:
Class A (based on maximum initial sales charge of 4.25%)	$12.39

*	Redemption price per share is NAV of Class B and C shares reduced by a 4.50% and 1.00% CDSC, respectively, if shares are redeemed within one year from purchase payment (See Note 2).

See Notes to Financial Statements.

28	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Statement of operations (unaudited)

For the Six Months Ended January 31, 2012

Investment Income:
Interest	$4,797,379

Expenses:
Investment management fee (Note 2)	845,868
Service and/or distribution fees (Notes 2 and 5)	511,238
Transfer agent fees (Note 5)	224,055
Registration fees	37,686
Shareholder reports	23,395
Audit and tax	20,906
Legal fees	18,120
Fund accounting fees	15,181
Custody fees	5,038
Insurance	3,478
Trustees’ fees	2,847
Miscellaneous expenses	1,770
Total Expenses	1,709,582
Less: Fee waivers and/or expense reimbursements (Notes 2 and 5)	(733)
Net Expenses	1,708,849
Net Investment Income	3,088,530

Realized and Unrealized Gain (Loss) on Investments, Futures Contracts, Written Options and Swap Contracts (Notes 1, 3 and 4):
Net Realized Gain (Loss) From:
Investment transactions	7,944,723
Futures contracts	(1,306,156)
Written options	177,086
Swap contracts	(1,970,090)
Net Realized Gain	4,845,563
Change in Net Unrealized Appreciation (Depreciation) From:
Investments	(23,426)
Futures contracts	352,175
Written options	(32,961)
Swap contracts	676,608
Change in Net Unrealized Appreciation (Depreciation)	972,396
Net Gain on Investments, Futures Contracts, Written Options and Swap Contracts	5,817,959
Increase in Net Assets from Operations	$8,906,489

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	29

Statements of changes in net assets

For the Six Months Ended January 31, 2012 (unaudited) and the Year Ended July 31, 2011	2012	2011

Operations:
Net investment income	$3,088,530	$7,130,296
Net realized gain	4,845,563	3,316,487
Change in net unrealized appreciation (depreciation)	972,396	6,299,053
Increase in Net Assets From Operations	8,906,489	16,745,836

Distributions to Shareholders From (Notes 1 and 6):
Net investment income	(3,511,639)	(7,582,667)
Net realized gains	(2,062,345)	(5,358,307)
Decrease in Net Assets From Distributions to Shareholders	(5,573,984)	(12,940,974)

Fund Share Transactions (Note 7):
Net proceeds from sale of shares	57,793,367	83,744,319
Reinvestment of distributions	5,362,435	12,398,780
Cost of shares repurchased	(46,591,373)	(105,418,935)
Increase (Decrease) in Net Assets From Fund Share Transactions	16,564,429	(9,275,836)
Increase (Decrease) in Net Assets	19,896,934	(5,470,974)

Net Assets:
Beginning of period	299,618,961	305,089,935
End of period*	$319,515,895	$299,618,961
* Includes (overdistributed) undistributed net investment income, respectively, of:	$(373,388)	$49,721

See Notes to Financial Statements.

30	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Financial highlights

For a share of each class of beneficial interest outstanding throughout each year ended July 31, unless otherwise noted:
Class A Shares[1]	2012[2]	2011	2010	2009	2008	2007

Net asset value, beginning of period	$11.73	$11.57	$10.82	$10.73	$11.50	$11.22

Income (loss) from operations:
Net investment income	0.12	0.28	0.34	0.41	0.49	0.54
Net realized and unrealized gain (loss)	0.23	0.38	1.04	0.13	(0.76)	0.29
Total income (loss) from operations	0.35	0.66	1.38	0.54	(0.27)	0.83

Less distributions from:
Net investment income	(0.14)	(0.30)	(0.36)	(0.42)	(0.50)	(0.55)
Net realized gains	(0.08)	(0.20)	(0.27)	(0.03)	—	—
Total distributions	(0.22)	(0.50)	(0.63)	(0.45)	(0.50)	(0.55)

Net asset value, end of period	$11.86	$11.73	$11.57	$10.82	$10.73	$11.50
Total return[3]	3.00%	5.86%	13.17%	5.41%	(2.53)%	7.43%[4]

Net assets, end of period (000s)	$264,659	$243,752	$237,023	$186,742	$197,941	$124,513

Ratios to average net assets:
Gross expenses	1.02%[5]	1.00%	0.99%	0.93%	0.94%	1.01%[6]
Net expenses[7]	1.02 [5]	1.00	0.99	0.93	0.94	1.01 [6,8]
Net investment income	2.10 [5]	2.46	3.08	4.06	4.32	4.66

Portfolio turnover rate[9]	76%	226%	115%	44%	56%	373%

[1]	Per share amounts have been calculated using the average shares method.

[2]	For the six months ended January 31, 2012 (unaudited).

[3]

Performance figures, exclusive of sales charges, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[4]	The investment manager fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

[5]	Annualized.

[6]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 0.99%.

[7]	The impact of compensating balance arrangements, if any, was less than 0.01%.

[8]	Reflects fee waivers and/or expense reimbursements.

[9]

Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 299% for the six months ended January 31, 2012 and 842%, 384%, 342%, 449% and 586% for the years ended July 31, 2011, 2010, 2009, 2008 and 2007, respectively.

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	31

For a share of each class of beneficial interest outstanding throughout each year ended July 31, unless otherwise noted:
Class B Shares[1]	2012[2]	2011	2010	2009	2008	2007

Net asset value, beginning of period	$11.71	$11.62	$10.80	$10.72	$11.48	$11.20

Income (loss) from operations:
Net investment income	0.08	0.21	0.28	0.36	0.43	0.48
Net realized and unrealized gain (loss)	0.21	0.37	1.05	0.11	(0.76)	0.28
Proceeds from settlement of a regulatory matter	—	—	0.06	—	—	—
Total income (loss) from operations	0.29	0.58	1.39	0.47	(0.33)	0.76

Less distributions from:
Net investment income	(0.09)	(0.29)	(0.30)	(0.36)	(0.43)	(0.48)
Net realized gains	(0.08)	(0.20)	(0.27)	(0.03)	—	—
Total distributions	(0.17)	(0.49)	(0.57)	(0.39)	(0.43)	(0.48)

Net asset value, end of period	$11.83	$11.71	$11.62	$10.80	$10.72	$11.48
Total return[3]	2.51%	5.19%	13.19%[4]	4.69%	(3.02)%	6.83%[5]

Net assets, end of period (000s)	$10,129	$12,082	$17,033	$20,434	$27,540	$36,521

Ratios to average net assets:
Gross expenses	1.81%[6]	1.61%	1.59%	1.52%	1.53%	1.59%[7]
Net expenses[8]	1.81 [6]	1.61	1.59	1.52	1.53	1.58 [7,9]
Net investment income	1.31 [6]	1.84	2.50	3.49	3.75	4.10

Portfolio turnover rate[10]	76%	226%	115%	44%	56%	373%

[1]	Per share amounts have been calculated using the average shares method.

[2]	For the six months ended January 31, 2012 (unaudited).

[3]

Performance figures, exclusive of CDSC, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[4]

The total return reflects a payment received due to the settlement of a regulatory matter. Absent this payment, the total return would have been 12.60%. Class B received $92,643 related to this distribution.

[5]	The investment manager fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

[6]	Annualized.

[7]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.56%.

[8]	The impact of compensating balance arrangements, if any, was less than 0.01%.

[9]	Reflects fee waivers and/or expense reimbursements.

[10]

Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 299% for the six months ended January 31, 2012 and 842%, 384%, 342%, 449% and 586% for the years ended July 31, 2011, 2010, 2009, 2008 and 2007, respectively.

See Notes to Financial Statements.

32	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Financial highlights (cont’d)

For a share of each class of beneficial interest outstanding throughout each year ended July 31, unless otherwise noted:
Class C Shares[1]	2012[2]	2011	2010	2009	2008	2007

Net asset value, beginning of period	$11.73	$11.58	$10.81	$10.73	$11.49	$11.21

Income (loss) from operations:
Net investment income	0.10	0.24	0.30	0.37	0.44	0.49
Net realized and unrealized gain (loss)	0.21	0.37	1.04	0.11	(0.75)	0.29
Proceeds from settlement of a regulatory matter	—	—	0.01	—	—	—
Total income (loss) from operations	0.31	0.61	1.35	0.48	(0.31)	0.78

Less distributions from:
Net investment income	(0.11)	(0.26)	(0.31)	(0.37)	(0.45)	(0.50)
Net realized gains	(0.08)	(0.20)	(0.27)	(0.03)	—	—
Total distributions	(0.19)	(0.46)	(0.58)	(0.40)	(0.45)	(0.50)

Net asset value, end of period	$11.85	$11.73	$11.58	$10.81	$10.73	$11.49
Total return[3]	2.69%	5.41%	12.86%[4]	4.86%	(2.88)%	6.94%[5]

Net assets, end of period (000s)	$43,300	$42,538	$50,175	$50,093	$61,366	$57,187

Ratios to average net assets:
Gross expenses	1.46%[6]	1.42%	1.45%	1.37%	1.39%	1.47%[7]
Net expenses[8]	1.46 [6]	1.42	1.45	1.37	1.39	1.47 [7,9]
Net investment income	1.66 [6]	2.04	2.64	3.64	3.88	4.20

Portfolio turnover rate[10]	76%	226%	115%	44%	56%	373%

[1]	Per share amounts have been calculated using the average shares method.

[2]	For the six months ended January 31, 2012 (unaudited).

[3]

Performance figures, exclusive of CDSC, may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[4]

The total return reflects a payment received due to the settlement of a regulatory matter. Absent this payment, the total return would have been 12.76%. Class C received $43,640 related to this distribution.

[5]	The investment manager fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

[6]	Annualized.

[7]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.45%.

[8]	The impact of compensating balance arrangements, if any, was less than 0.01%.

[9]	Reflects fee waivers and/or expense reimbursements.

[10]

Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 299% for the six months ended January 31, 2012 and 842%, 384%, 342%, 449% and 586% for the years ended July 31, 2011, 2010, 2009, 2008 and 2007, respectively.

See Notes to Financial Statements.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	33

For a share of each class of beneficial interest outstanding throughout each year ended July 31, unless otherwise noted:
Class R Shares[1]	2012[2]	2011	2010	2009	2008	2007[3]

Net asset value, beginning of period	$11.73	$11.57	$10.81	$10.73	$11.49	$11.73

Income (loss) from operations:
Net investment income	0.10	0.24	0.30	0.36	0.46	0.28
Net realized and unrealized gain (loss)	0.23	0.37	1.05	0.12	(0.75)	(0.21)
Total income (loss) from operations	0.33	0.61	1.35	0.48	(0.29)	0.07

Less distributions from:
Net investment income	(0.12)	(0.25)	(0.32)	(0.37)	(0.47)	(0.31)
Net realized gains	(0.08)	(0.20)	(0.27)	(0.03)	—	—
Total distributions	(0.20)	(0.45)	(0.59)	(0.40)	(0.47)	(0.31)

Net asset value, end of period	$11.86	$11.73	$11.57	$10.81	$10.73	$11.49
Total return[4]	2.81%	5.42%	12.80%	4.84%	(2.66)%	0.55%[5]

Net assets, end of period (000s)	$1,428	$1,247	$859	$565	$479	$261

Ratios to average net assets:
Gross expenses	1.51%[6]	1.65%	1.49%	1.41%	1.18%	1.45%[6,7]
Net expenses[8]	1.40 [6,9,10]	1.40 [9,10]	1.41 [9,10]	1.41	1.18	1.44 [6,7]
Net investment income	1.72 [6]	2.06	2.64	3.56	4.07	4.35 [6]

Portfolio turnover rate[11]	76%	226%	115%	44%	56%	373%

[1]	Per share amounts have been calculated using the average shares method.

[2]	For the six months ended January 31, 2012 (unaudited).

[3]	For the period December 28, 2006 (inception date) to July 31, 2007.

[4]

Performance figures may reflect compensating balance arrangements, fee waivers and/or expense reimbursements. In the absence of compensating balance arrangements, fee waivers and/or expense reimbursements, the total return would have been lower. Past performance is no guarantee of future results. Total returns for periods of less than one year are not annualized.

[5]	The investment manager fully reimbursed the Fund for losses incurred resulting from an investment transaction error. Without this reimbursement, total return would not have changed.

[6]	Annualized.

[7]

Included in the expense ratios are certain non-recurring restructuring (and reorganization, if applicable) fees that were incurred by the Fund during the period. Without these fees, the gross and net expense ratios would have been 1.43%.

[8]	The impact of compensating balance arrangements, if any, was less than 0.01%.

[9]	Reflects fee waivers and/or expense reimbursements.

[10]

As a result of an expense limitation arrangement effective September 18, 2009, the ratio of expenses, other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class R shares did not exceed 1.40%. This expense limitation arrangement cannot be terminated prior to December 31, 2013 without the Board of Trustees’ consent.

[11]

Excluding mortgage dollar roll transactions. If mortgage dollar roll transactions had been included, the portfolio turnover rate would have been 299% for the six months ended January 31, 2012 and 842%, 384%, 342%, 449% and 586% for the years ended July 31, 2011, 2010, 2009, 2008 and 2007, respectively.

See Notes to Financial Statements.

34	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited)

1. Organization and significant accounting policies

Legg Mason Western Asset Core Bond Fund (the “Fund”) is a separate diversified investment series of Legg Mason Partners Income Trust (the “Trust”). The Trust, a Maryland statutory trust, is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management investment company.

The following are significant accounting policies consistently followed by the Fund and are in conformity with U.S. generally accepted accounting principles (“GAAP”). Estimates and assumptions are required to be made regarding assets, liabilities and changes in net assets resulting from operations when financial statements are prepared. Changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ. Subsequent events have been evaluated through the date the financial statements were issued.

(a) Investment valuation. The valuations for fixed income securities and certain derivative instruments are typically the prices supplied by independent third party pricing services, which may use market prices or broker/dealer quotations or a variety of fair valuation techniques and methodologies. Short-term fixed income securities that will mature in 60 days or less are valued at amortized cost, unless it is determined that using this method would not reflect an investment’s fair value. Futures contracts are valued daily at the settlement price established by the board of trade or exchange on which they are traded. Equity securities for which market quotations are available are valued at the last reported sales price or official closing price on the primary market or exchange on which they trade. If independent third party pricing services are unable to supply prices for a portfolio investment, or if the prices supplied are deemed by the manager to be unreliable, the market price may be determined by the manager using quotations from one or more broker/dealers. When the Fund holds securities or other assets that are denominated in a foreign currency, the Fund will normally use the currency exchange rates as of 4:00 p.m. (Eastern Time). When reliable prices are not readily available, such as when the value of a security has been significantly affected by events after the close of the exchange or market on which the security is principally traded, but before the Fund calculates its net asset value, the Fund values these securities as determined in accordance with procedures approved by the Fund’s Board of Trustees.

The Fund has adopted Financial Accounting Standards Board Codification Topic 820 (“ASC Topic 820”). ASC Topic 820 establishes a single definition of fair value, creates a three-tier hierarchy as a framework for measuring fair value based on inputs used to value the Fund’s investments, and requires additional disclosure about fair value. The hierarchy of inputs is summarized below.

•	Level 1 — quoted prices in active markets for identical investments

•	Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risk, etc.)

•	Level 3 — significant unobservable inputs (including the Fund’s own assumptions in determining the fair value of investments)

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	35

The inputs or methodology used for valuing securities are not necessarily an indication of the risk associated with investing in those securities.

The Fund uses valuation techniques to measure fair value that are consistent with the market approach and/or income approach, depending on the type of security and the particular circumstance. The market approach uses prices and other relevant information generated by market transactions involving identical or comparable securities. The income approach uses valuation techniques to discount estimated future cash flows to present value.

The following is a summary of the inputs used in valuing the Fund’s assets and liabilities carried at fair value:

ASSETS
Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)		Total
Long-term investments†:
Mortgage-backed securities	—	$98,708,855	—		$98,708,855
Asset-backed securities	—	7,747,552	$202,746		7,950,298
Collateralized mortgage obligations	—	35,339,103	6,717		35,345,820
Corporate bonds & notes	—	93,872,801	0	*	93,872,801
Municipal bonds	—	4,560,364	—		4,560,364
Sovereign bonds	—	1,079,923	—		1,079,923
U.S. government & agency obligations	—	53,240,854	—		53,240,854
U.S. treasury inflation protected securities	—	7,339,661	—		7,339,661
Convertible preferred stocks	—	5,000	—		5,000
Purchased options	$5,250	—	—		5,250
Total long-term investments	$5,250	$301,894,113	$209,463		$302,108,826
Short-term investments†	—	61,715,565	—		61,715,565
Total investments	$5,250	$363,609,678	$209,463		$363,824,391
Other financial instruments:
Futures contracts	206,005	—	—		206,005
Credit default swaps on credit indices — buy protection‡	—	453,504	—		453,504
Total other financial instruments	$206,005	$453,504	—		$659,509
Total	$211,255	$364,063,182	$209,463		$364,483,900

36	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

LIABILITIES
Description	Quoted Prices (Level 1)	Other Significant Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Other financial instruments:
Futures contracts	$606,404	—	—	$606,404
Interest rate swaps	—	$168,004	—	168,004
Credit default swaps on credit indices — sell protection‡	—	440,896	—	440,896
Total return swaps‡	—	28,021	—	28,021
Total	$606,404	$636,921	—	$1,243,325

*	Value is less than $1.

†	See Schedule of Investments for additional detailed categorizations.

‡	Values include any premiums paid or received with respect to swap contracts.

The following is a reconciliation of investments in which significant unobservable inputs (Level 3) were used in determining fair value:

Investments in Securities	Asset- Backed Securities	Collateralized Mortgage Obligations	Corporate Bonds & Notes		Municipal Bonds	Total
Balance as of July 31, 2011	$980,000	$338,396	$0	*	$2,402,250	$3,720,646
Accrued premiums/discounts	583	—	—		4,742	5,325
Realized gain (loss)[1]	—	—	—		30,427	30,427
Change in unrealized appreciation (depreciation)[2]	(1,282)	(9,356)	—		(73,419)	(84,057)
Purchases	—	41	—		—	41
Sales	—	(3,005)	—		(225,000)	(228,005)
Transfers into Level 3[3]	18,746	—	—		—	18,746
Transfers out of Level 3[4]	(795,301)	(319,359)	—		(2,139,000)	(3,253,660)
Balance as of January 31, 2012	$202,746	$6,717	$0	*	—	$209,463
Net change in unrealized appreciation (depreciation) for investments in securities still held at January 31, 2012[2]	$(6,159)	$3,165	—		—	$(2,994)

The	Fund’s policy is to recognize transfers between levels as of the end of the reporting period.

[1]	This amount is included in net realized gain (loss) from investment transactions in the accompanying Statement of Operations.

[2]

This amount is included in the change in net unrealized appreciation (depreciation) in the accompanying Statement of Operations. Change in unrealized appreciation (depreciation) includes net unrealized appreciation (depreciation) resulting from changes in investment values during the reporting period and the reversal of previously recorded unrealized appreciation (depreciation) when gains or losses are realized.

[3]	Transferred into Level 3 as a result of the unavailability of a quoted price in an active market for an identical investment or the unavailability of other significant observable inputs.

[4]	Transferred out of Level 3 as a result of the availability of a quoted price in an active market for an identical investment or the availability of other significant observable inputs.

*	Value is less than $1.

(b) Repurchase agreements. The Fund may enter into repurchase agreements with institutions that its investment adviser has determined are creditworthy. Each repurchase agreement is recorded at cost. Under the terms of a typical repurchase

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	37

agreement, the Fund acquires a debt security subject to an obligation of the seller to repurchase, and of the Fund to resell, the security at an agreed-upon price and time, thereby determining the yield during the Fund’s holding period. When entering into repurchase agreements, it is the Fund’s policy that its custodian or a third party custodian, acting on the Fund’s behalf, take possession of the underlying collateral securities, the market value of which, at all times, at least equals the principal amount of the repurchase transaction, including accrued interest. To the extent that any repurchase transaction maturity exceeds one business day, the value of the collateral is marked-to-market and measured against the value of the agreement in an effort to ensure the adequacy of the collateral. If the counterparty defaults, the Fund generally has the right to use the collateral to satisfy the terms of the repurchase transaction. However, if the market value of the collateral declines during the period in which the Fund seeks to assert its rights or if bankruptcy proceedings are commenced with respect to the seller of the security, realization of the collateral by the Fund may be delayed or limited.

(c) Futures contracts. The Fund uses futures contracts generally to gain exposure to, or hedge against, changes in interest rates or gain exposure to, or hedge against, changes in certain asset classes. A futures contract represents a commitment for the future purchase or sale of an asset at a specified price on a specified date.

Upon entering into a futures contract, the Fund is required to deposit cash or cash equivalents with a broker in an amount equal to a certain percentage of the contract amount. This is known as the “initial margin” and subsequent payments (“variation margin”) are made or received by the Fund each day, depending on the daily fluctuation in the value of the contract. For certain futures, including foreign denominated futures, variation margin is not settled daily, but is recorded as a net variation margin payable or receivable. Futures contracts are valued daily at the settlement price established by the board of trade or exchange on which they are traded. The daily changes in contract value are recorded as unrealized gains or losses in the Statement of Operations and the Fund recognizes a realized gain or loss when the contract is closed.

Futures contracts involve, to varying degrees, risk of loss in excess of the amounts reflected in the financial statements. In addition, there is the risk that the Fund may not be able to enter into a closing transaction because of an illiquid secondary market.

(d) Written options. When the Fund writes an option, an amount equal to the premium received by the Fund is recorded as a liability, the value of which is marked-to-market daily to reflect the current market value of the option written. If the option expires, the premium received is recorded as a realized gain. When a written call option is exercised, the difference between the premium received plus the option exercise price and the Fund’s basis in the underlying security (in the case of a covered written call option), or the cost to purchase the underlying security (in the case of an uncovered written call option), including brokerage commission, is recognized as a realized gain or loss. When a written put option is exercised, the amount of the premium received is subtracted from the cost of the security

38	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

purchased by the Fund from the exercise of the written put option to form the Fund’s basis in the underlying security purchased. The writer or buyer of an option traded on an exchange can liquidate the position before the exercise of the option by entering into a closing transaction. The cost of a closing transaction is deducted from the original premium received resulting in a realized gain or loss to the Fund.

The risk in writing a covered call option is that the Fund may forego the opportunity of profit if the market price of the underlying security increases and the option is exercised. The risk in writing a put option is that the Fund may incur a loss if the market price of the underlying security decreases and the option is exercised. The risk in writing an uncovered call option is that the Fund is exposed to the risk of loss if the market price of the underlying security increases. In addition, there is the risk that the Fund may not be able to enter into a closing transaction because of an illiquid secondary market.

(e) Mortgage dollar rolls. The Fund may enter into mortgage dollar rolls in which the Fund sells mortgage-backed securities for delivery in the current month, realizing a gain or loss, and simultaneously contracts to repurchase substantially similar (same type, coupon and maturity) securities to settle on a specified future date.

The Fund executes its mortgage dollar rolls entirely in the to-be-announced (“TBA”) market, whereby the Fund makes a forward commitment to purchase a security and, instead of accepting delivery, the position is offset by a sale of the security with a simultaneous agreement to repurchase at a future date. The Fund accounts for mortgage dollar rolls as purchases and sales.

The risk of entering into mortgage dollar rolls is that the market value of the securities the Fund is obligated to repurchase under the agreement may decline below the repurchase price. In the event the buyer of securities under a mortgage dollar roll files for bankruptcy or becomes insolvent, the Fund’s use of the proceeds of the mortgage dollar roll may be restricted pending a determination by the counterparty, or its trustee or receiver, whether to enforce the Fund’s obligation to repurchase the securities.

(f) Securities traded on a to-be-announced basis. The Fund may trade securities on a TBA basis. In a TBA transaction, the Fund commits to purchasing or selling securities which have not yet been issued by the issuer and for which specific information, such as the face amount, maturity date and underlying pool of investments in U.S. government agency mortgage pass-through securities, is not announced. Securities purchased on a TBA basis are not settled until they are delivered to the Fund. Beginning on the date the Fund enters into a TBA transaction, cash, U.S. government securities or other liquid high-grade debt obligations are segregated in an amount equal in value to the purchase price of the TBA security. These securities are subject to market fluctuations and their current value is determined in the same manner as for other securities.

(g) Stripped securities. The Fund may invest in “Stripped Securities,” a term used collectively for components, or strips, of fixed income securities. Stripped securities can be principal only securities (“PO”), which are debt obligations that have been

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	39

stripped of unmatured interest coupons or, interest only securities (“IO”), which are unmatured interest coupons that have been stripped from debt obligations. The market value of Stripped Securities will fluctuate in response to changes in economic conditions, rates of pre-payment, interest rates and the market’s perception of the securities. However, fluctuations in response to interest rates may be greater in Stripped Securities than for debt obligations of comparable maturities that pay interest currently. The amount of fluctuation may increase with a longer period of maturity.

The yield to maturity on IO’s is sensitive to the rate of principal repayments (including prepayments) on the related underlying debt obligation and principal payments may have a material effect on yield to maturity. If the underlying debt obligation experiences greater than anticipated prepayments of principal, the Fund may not fully recoup its initial investment in IO’s.

(h) Inflation-indexed bonds. Inflation-indexed bonds are fixed-income securities whose principal value or interest rate is periodically adjusted according to the rate of inflation. As the index measuring inflation changes, the principal value or interest rate of inflation-indexed bonds will be adjusted accordingly. Inflation adjustments to the principal amount of inflation-indexed bonds are reflected as an increase or decrease to investment income on the Statement of Operations. Repayment of the original bond principal upon maturity (as adjusted for inflation) is guaranteed in the case of U.S. Treasury inflation-indexed bonds. For bonds that do not provide a similar guarantee, the adjusted principal value of the bond repaid at maturity may be less than the original principal.

(i) Loan participations. The Fund may invest in loans arranged through private negotiation between one or more financial institutions. The Fund’s investment in any such loan may be in the form of a participation in or an assignment of the loan. In connection with purchasing participations, the Fund generally will have no right to enforce compliance by the borrower with the terms of the loan agreement related to the loan, or any rights of off-set against the borrower and the Fund may not benefit directly from any collateral supporting the loan in which it has purchased the participation.

The Fund assumes the credit risk of the borrower, the lender that is selling the participation and any other persons interpositioned between the Fund and the borrower. In the event of the insolvency of the lender selling the participation, the Fund may be treated as a general creditor of the lender and may not benefit from any off-set between the lender and the borrower.

(j) Swap agreements. The Fund invests in swaps for the purpose of managing its exposure to interest rate, credit or market risk, or for other purposes. The use of swaps involves risks that are different from those associated with other portfolio transactions.

Swap contracts are marked-to-market daily and changes in value are recorded as unrealized appreciation (depreciation). Gains or losses are realized upon termination of the swap agreement. Collateral, in the form of restricted cash or securities, may

40	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

be required to be held in segregated accounts with the Fund’s custodian in compliance with the terms of the swap contracts. Securities posted as collateral for swap contracts are identified in the Schedule of Investments and restricted cash, if any, is identified on the Statement of Assets and Liabilities. Risks may exceed amounts recorded in the Statement of Assets and Liabilities. These risks include changes in the returns of the underlying instruments, failure of the counterparties to perform under the contracts’ terms, and the possible lack of liquidity with respect to the swap agreements.

Payments received or made at the beginning of the measurement period are reflected as a premium or deposit, respectively, on the Statement of Assets and Liabilities. These upfront payments are amortized over the life of the swap and are recognized as realized gain or loss in the Statement of Operations. Net periodic payments received or paid by the Fund are recognized as a realized gain or loss in the Statement of Operations.

The Fund’s maximum exposure in the event of a defined credit event on a credit default swap to sell protection is the notional amount. As of January 31, 2012, the total notional value of all credit default swaps to sell protection is $4,596,000. This amount would be offset by the value of the swap’s reference entity, upfront premiums received on the swap and any amounts received from the settlement of a credit default swap where the Fund bought protection for the same referenced security/entity.

For average notional amounts of swaps held during the six months ended January 31, 2012, see Note 4.

Credit default swaps

The Fund enters into credit default swap (“CDS”) contracts for investment purposes, to manage its credit risk or to add leverage. CDS agreements involve one party making a stream of payments to another party in exchange for the right to receive a specified return in the event of a default by a third party, typically corporate or sovereign issuers, on a specified obligation, or in the event of a write-down, principal shortfall, interest shortfall or default of all or part of the referenced entities comprising a credit index. The Fund may use a CDS to provide protection against defaults of the issuers (i.e., to reduce risk where the Fund has exposure to an issuer) or to take an active long or short position with respect to the likelihood of a particular issuer’s default. As a seller of protection, the Fund generally receives an upfront payment or a stream of payments throughout the term of the swap provided that there is no credit event. If the Fund is a seller of protection and a credit event occurs, as defined under the terms of that particular swap agreement, the maximum potential amount of future payments (undiscounted) that the Fund could be required to make under a credit default swap agreement would be an amount equal to the notional amount of the agreement. These amounts of potential payments will be partially offset by any recovery of values from the respective referenced obligations. As a seller of protection, the Fund effectively adds leverage to its portfolio because, in addition to its total net assets, the Fund is subject to investment exposure on the notional amount of the swap. As a buyer of protection, the Fund generally receives an amount up to the notional value of the swap if a credit event occurs.

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Implied spreads are the theoretical prices a lender receives for credit default protection. When spreads rise, market perceived credit risk rises and when spreads fall, market perceived credit risk falls. The implied credit spread of a particular referenced entity reflects the cost of buying/selling protection and may include upfront payments required to enter into the agreement. Wider credit spreads and decreasing market values, when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement. Credit spreads utilized in determining the period end market value of credit default swap agreements on corporate or sovereign issues are disclosed in the Notes to Financial Statements and serve as an indicator of the current status of the payment/performance risk and represent the likelihood or risk of default for credit derivatives. For credit default swap agreements on asset-backed securities and credit indices, the quoted market prices and resulting values, particularly in relation to the notional amount of the contract as well as the annual payment rate, serve as an indication of the current status of the payment/performance risk.

The Fund’s maximum risk of loss from counterparty risk, as the protection buyer, is the fair value of the contract (this risk is mitigated by the posting of collateral by the counterparty to the Fund to cover the Fund’s exposure to the counterparty). As the protection seller, the Fund’s maximum risk is the notional amount of the contract. Credit default swaps are considered to have credit risk-related contingent features since they require payment by the protection seller to the protection buyer upon the occurrence of a defined credit event.

Entering into a CDS agreement involves, to varying degrees, elements of credit, market and documentation risk in excess of the related amounts recognized on the Statement of Assets and Liabilities. Such risks involve the possibility that there will be no liquid market for these agreements, that the counterparty to the agreement may default on its obligation to perform or disagree as to the meaning of the contractual terms in the agreement, and that there will be unfavorable changes in net interest rates.

Interest rate swaps

The Fund enters into interest rate swap contracts to manage its exposure to interest rate risk. Interest rate swaps are agreements between two parties to exchange cash flows based on a notional principal amount. The Fund may elect to pay a fixed rate and receive a floating rate, or, receive a fixed rate and pay a floating rate on a notional principal amount. Interest rate swaps are marked-to-market daily based upon quotations from market makers and the change, if any, is recorded as an unrealized gain or loss in the Statement of Operations. When a swap contract is terminated early, the Fund records a realized gain or loss equal to the difference between the original cost and the settlement amount of the closing transaction.

The risks of interest rate swaps include changes in market conditions that will affect the value of the contract or changes in the present value of the future cash flow streams and the possible inability of the counterparty to fulfill its obligations under the agreement. The Fund’s maximum risk of loss from counterparty credit risk is the

42	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

discounted net value of the cash flows to be received from the counterparty over the contract’s remaining life, to the extent that that amount is positive. This risk is mitigated by the posting of collateral by the counterparty to the Fund to cover the Fund’s exposure to the counterparty.

Total return swaps

The Fund enters into total return swaps for investment purposes. Total return swaps are agreements to exchange the return generated by one instrument for the return generated by another instrument. For example, the agreement to pay a predetermined or fixed interest rate in exchange for a market-linked return based on a notional amount. To the extent the total return of a referenced index or instrument exceeds the offsetting interest obligation, the Fund will receive a payment from the counterparty. To the extent it is less, the Fund will make a payment to the counterparty.

(k) Credit and market risk. The Fund invests in high-yield and emerging market instruments that are subject to certain credit and market risks. The yields of high-yield and emerging market debt obligations reflect, among other things, perceived credit and market risks. The Fund’s investment in securities rated below investment grade typically involve risks not associated with higher rated securities including, among others, greater risk related to timely and ultimate payment of interest and principal, greater market price volatility and less liquid secondary market trading. The consequences of political, social, economic or diplomatic changes may have disruptive effects on the market prices of investments held by the Fund. The Fund’s investment in non-U.S. dollar denominated securities may also result in foreign currency losses caused by devaluations and exchange rate fluctuations.

Investments in securities that are collateralized by residential real estate mortgages are subject to certain credit and liquidity risks. When market conditions result in an increase in default rates of the underlying mortgages and the foreclosure values of underlying real estate properties are materially below the outstanding amount of these underlying mortgages, collection of the full amount of accrued interest and principal on these investments may be doubtful. Such market conditions may significantly impair the value and liquidity of these investments and may result in a lack of correlation between their credit ratings and values.

(l) Counterparty risk and credit-risk-related contingent features of derivative instruments. The Fund may invest in certain securities or engage in other transactions, where the Fund is exposed to counterparty credit risk in addition to broader market risks. The Fund may invest in securities of issuers, which may also be considered counterparties as trading partners in other transactions. This may increase the risk of loss in the event of default or bankruptcy by the counterparty or if the counterparty otherwise fails to meet its contractual obligations. The Fund’s investment manager attempts to mitigate counterparty risk by (i) periodically assessing the creditworthiness of its trading partners, (ii) monitoring and/or limiting the amount of its net exposure to each individual counterparty based on its assessment and (iii) requiring collateral from the counterparty for certain transactions. Market events and changes in overall economic conditions may impact the

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	43

assessment of such counterparty risk by the investment manager. In addition, declines in the values of underlying collateral received may expose the Fund to increased risk of loss.

The Fund has entered into master agreements with certain of its derivative counterparties that provide for general obligations, representations, agreements, collateral, events of default or termination and credit related contingent features. The credit related contingent features include, but are not limited to, a percentage decrease in the Fund’s net assets or NAV over a specified period of time. If these credit related contingent features were triggered, the derivatives counterparty could terminate the positions and demand payment or require additional collateral.

As of January 31, 2012, the Fund held credit default swaps, total return swaps and interest rate swaps with credit related contingent features which had a liability position of $636,921. If a contingent feature in the master agreements would have been triggered, the Fund would have been required to pay this amount to its derivatives counterparties.

(m) Foreign investment risk. The Fund’s investments in foreign securities may involve risks not present in domestic investments. Since securities may be denominated in foreign currencies, may require settlement in foreign currencies or pay interest or dividends in foreign currencies, changes in the relationship of these foreign currencies to the U.S. dollar can significantly affect the value of the investments and earnings of the Fund. Foreign investments may also subject the Fund to foreign government exchange restrictions, expropriation, taxation or other political, social or economic developments, all of which affect the market and/or credit risk of the investments.

(n) Security transactions and investment income. Security transactions are accounted for on a trade date basis. Interest income, adjusted for amortization of premium and accretion of discount, is recorded on the accrual basis. Dividend income is recorded on the ex-dividend date. The cost of investments sold is determined by use of the specific identification method. To the extent any issuer defaults or a credit event occurs that impacts the issuer, the Fund may halt any additional interest income accruals and consider the realizability of interest accrued up to the date of default or credit event.

(o) Distributions to shareholders. Distributions from net investment income of the Fund are declared each business day to shareholders of record, and are paid monthly. Distributions of net realized gains, if any, are declared at least annually. Distributions to shareholders of the Fund are recorded on the ex-dividend date and are determined in accordance with income tax regulations, which may differ from GAAP.

(p) Share class accounting. Investment income, common expenses and realized/unrealized gains (losses) on investments are allocated to the various classes of the Fund on the basis of daily net assets of each class. Fees relating to a specific class are charged directly to that share class.

44	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

(q) Compensating balance arrangements. The Fund has an arrangement with its custodian bank whereby a portion of the custodian’s fees is paid indirectly by credits earned on the Fund’s cash on deposit with the bank.

(r) Federal and other taxes. It is the Fund’s policy to comply with the federal income and excise tax requirements of the Internal Revenue Code of 1986 (the “Code”), as amended, applicable to regulated investment companies. Accordingly, the Fund intends to distribute its taxable income and net realized gains, if any, to shareholders in accordance with timing requirements imposed by the Code. Therefore, no federal or state income tax provision is required in the Fund’s financial statements.

Management has analyzed the Fund’s tax positions taken on income tax returns for all open tax years and has concluded that as of January 31, 2012, no provision for income tax is required in the Fund’s financial statements. The Fund’s federal and state income and federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by Internal Revenue Service and state departments of revenue.

(s) Reclassification. GAAP requires that certain components of net assets be reclassified to reflect permanent differences between financial and tax reporting. These reclassifications have no effect on net assets or net asset value per share.

2. Investment management agreement and other transactions with affiliates

Legg Mason Partners Fund Advisor, LLC (“LMPFA”) is the Fund’s investment manager and Western Asset Management Company (“Western Asset”) is the Fund’s subadviser. LMPFA and Western Asset are wholly-owned subsidiaries of Legg Mason, Inc. (“Legg Mason”).

Under the investment management agreement, the Fund pays an investment management fee, calculated daily and paid monthly, in accordance with the following breakpoint schedule:

Average Daily Net Assets	Annual Rate
First $1 billion	0.550%
Next $1 billion	0.525
Next $3 billion	0.500
Next $5 billion	0.475
Over $10 billion	0.450

LMPFA provides administrative and certain oversight services to the Fund. LMPFA delegates to the subadviser the day-to-day portfolio management of the Fund. For its services, LMPFA pays Western Asset 70% of the net management fee it receives from the Fund.

As a result of an expense limitation arrangement between the Fund and LMPFA, the ratio of expenses other than brokerage, interest, taxes, extraordinary expenses and acquired fund fees and expenses, to average net assets of Class R shares did not exceed 1.40%. This expense limitation arrangement cannot be terminated prior to December 31, 2013 without the Board of Trustees’ consent.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	45

During the six months ended January 31, 2012, fees waived and/or expenses reimbursed amounted to $733.

The investment manager is permitted to recapture amounts previously waived or reimbursed to a class during the same fiscal year if the class’ total annual operating expenses have fallen to a level below the expense limitation (“expense cap”) in effect at the time the fees were earned or the expense incurred. In no case will the investment manager recapture any amount that would result, on any particular business day of the Fund, in the class’ total annual operating expenses exceeding the expense cap or any other lower limit then in effect.

Legg Mason Investor Services, LLC (“LMIS”), a wholly-owned broker-dealer subsidiary of Legg Mason, serves as the Fund’s sole and exclusive distributor.

There is a maximum initial sales charge of 4.25% for Class A shares. There is a contingent deferred sales charge (“CDSC”) of 4.50% on Class B shares, which applies if redemption occurs within one year from purchase payment. This CDSC declines by 0.50% the first year after purchase payment and thereafter by 1.00% per year until no CDSC is incurred. Class C shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. In certain cases, Class A shares have a 1.00% CDSC, which applies if redemption occurs within one year from purchase payment. This CDSC only applies to those purchases of Class A shares, which, when combined with current holdings of other shares of funds sold by LMIS, equal or exceed $1,000,000 in the aggregate. These purchases do not incur an initial sales charge.

For the six months ended January 31, 2012, LMIS and its affiliates received sales charges of approximately $25,000 on sales of the Fund’s Class A shares. In addition, for the six months ended January 31, 2012, CDSCs paid to LMIS and its affiliates were approximately:

	Class A		Class B	Class C
CDSCs	$0	*	$13,000	$1,000

*	Amount represents less than $1,000.

The Fund had adopted an unfunded, non-qualified deferred compensation plan (the “Plan”) which allowed non-interested trustees (“Independent Trustees”) to defer the receipt of all or a portion of their fees earned until a later date specified by the Independent Trustees. The deferred balances are reported in the Statement of Assets and Liabilities under Trustees’ fees payable and are considered a general obligation of the Fund and any payments made pursuant to the Plan will be made from the Fund’s general assets. The Plan was terminated effective January 1, 2007. This change had no effect on fees previously deferred. As of January 31, 2012, the Fund had accrued $4,258 as deferred compensation payable.

All officers and one Trustee of the Trust are employees of Legg Mason or its affiliates and do not receive compensation from the Trust.

46	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

3. Investments

During the six months ended January 31, 2012, the aggregate cost of purchases and proceeds from sales of investments (excluding short-term investments) and U.S Government & Agency Obligations were as follows:

	Investments	U.S. Government & Agency Obligations
Purchases	$16,525,148	$853,482,447
Sales	17,412,275	853,889,545

At January 31, 2012, the aggregate gross unrealized appreciation and depreciation of investments for federal income tax purposes were substantially as follows:

Gross unrealized appreciation	$16,249,213
Gross unrealized depreciation	(17,933,832)
Net unrealized depreciation	$(1,684,619)

At January 31, 2012, the Fund had the following open futures contracts:

	Number of Contracts	Expiration Date	Basis Value	Market Value	Unrealized Gain (Loss)
Contracts to Buy:
U.S. Treasury 2-Year Notes	76	3/12	$16,756,060	$16,777,000	$20,940
U.S. Treasury 5-Year Notes	114	3/12	14,011,214	14,141,343	130,129
U.S. Treasury Ultra Long-Term Bonds	51	3/12	8,103,470	8,158,406	54,936
					206,005
Contracts to Sell:
90-day Eurodollar	10	6/12	$2,479,030	$2,488,500	$(9,470)
U.S. Treasury 10-Year Notes	237	3/12	30,835,308	31,343,250	(507,942)
U.S. Treasury 30-Year Bonds	72	3/12	10,382,508	10,471,500	(88,992)
					(606,404)
Net unrealized loss on open futures contracts					$(400,399)

During the six months ended January 31, 2012, written option transactions for the Fund were as follows:

	Number of Contracts	Premiums
Written options, outstanding as of July 31, 2011	265	$122,333
Options written	420	222,502
Options closed	(391)	(219,632)
Options exercised	(15)	(12,842)
Options expired	(279)	(112,361)
Written options, outstanding as of January 31, 2012	—	—

At January 31, 2012, the Fund held TBA securities with a total cost of $46,472,234.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	47

At January 31, 2012, the Fund held the following swap contracts:

INTEREST RATE SWAPS
Swap Counterparty	Notional Amount	Termination Date	Payments Made By The Fund‡	Payments Received By The Fund‡	Upfront Premiums Paid (Received)	Unrealized Depreciation
Barclay’s Capital Inc.	$6,310,000	1/27/22	2.097% semi-annually	3-Month LIBOR	—	$(111,296)
Morgan Stanley & Co. Inc.	4,060,000	1/30/22	2.059% semi-annually	3-Month LIBOR	—	(56,708)
Total	$10,370,000				—	$(168,004)

CREDIT DEFAULT SWAPS ON CREDIT INDICES — SELL PROTECTION[1]
Swap Counterparty (Reference Entity)	Notional Amount[2]	Termination Date	Periodic Payments Received By The Fund‡	Market Value[3]	Upfront Premiums Paid (Received)	Unrealized Appreciation (Depreciation)
Bank of America Securities LLC (CMBX 2 2006-2 AAA Index)	$519,000	3/15/49	0.070% quarterly	$(32,059)	$(30,475)	$(1,584)
Credit Suisse First Boston Inc. (CMBX NA AM 1)	620,000	10/12/52	0.500% monthly	(60,374)	(27,016)	(33,358)
Credit Suisse First Boston Inc. (CMBX NA AM 1)	173,000	10/12/52	0.500% monthly	(16,846)	(15,861)	(985)
Credit Suisse First Boston Inc. (CMBX 2 2006-2 AAA Index)	284,000	3/15/49	0.070% monthly	(17,544)	(16,683)	(861)
Credit Suisse First Boston Inc. (CMBX NA AM 1 Index)	248,000	10/12/52	0.500% monthly	(24,150)	(24,180)	30
Credit Suisse First Boston Inc. (CMBX NA AM 2 Index)	368,000	3/15/49	0.500% monthly	(50,468)	(76,606)	26,138
Goldman Sachs Group Inc. (CMBX NA AM 1)	152,000	10/12/52	0.500% monthly	(14,802)	(13,889)	(913)
Goldman Sachs Group Inc. (CMBX NA AM 1)	282,000	10/12/52	0.500% monthly	(27,460)	(12,460)	(15,000)
Goldman Sachs Group Inc. (CMBX 3 2007-1 AAA)	244,000	12/13/49	0.080% monthly	(19,607)	(28,646)	9,039
Goldman Sachs Group Inc. (CMBX NA AM 2 Index)	375,000	3/15/49	0.500% monthly	(51,428)	(82,112)	30,684
JP Morgan Chase & Co. (CMBX NA AM 1 Index)	307,000	10/12/52	0.500% monthly	(29,741)	(29,741)	—
Morgan Stanley & Co. Inc. (CMBX 2 2006-2 AAA Index)	150,000	3/15/49	0.070% monthly	(9,265)	(8,249)	(1,016)
UBS Warburg LLC (CMBX NA AM 2 Index)	243,000	3/15/49	0.500% monthly	(33,326)	(48,685)	15,359
UBS Warburg LLC (CMBX NA AM 2 Index)	197,000	3/15/49	0.500% monthly	(27,017)	(35,799)	8,782
UBS Warburg LLC (CMBX 2 2006-2 AAA Index)	434,000	3/15/49	0.070% monthly	(26,809)	(24,955)	(1,854)
Total	$4,596,000			$(440,896)	$(475,357)	$34,461

48	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

CREDIT DEFAULT SWAPS ON CREDIT INDICES — BUY PROTECTION[4]
Swap Counterparty (Reference Entity)	Notional Amount[2]	Termination Date	Periodic Payments Made By The Fund‡	Market Value[3]	Upfront Premiums Paid (Received)	Unrealized Appreciation (Depreciation)
Citigroup Global Markets (CMBX 4 2007-2 AAA)	$211,000	2/17/51	0.350% monthly	$17,243	$25,041	$(7,798)
Credit Suisse First Boston Inc. (CMBX NA AM 4 Index)	440,000	2/17/51	0.500% monthly	85,668	40,463	45,205
Credit Suisse First Boston Inc. (CMBX NA AM 4 Index)	430,000	2/17/51	0.500% monthly	83,721	40,854	42,867
Credit Suisse First Boston Inc. (CMBX 1 2006-1 AAA)	428,000	10/12/52	0.100% monthly	18,324	17,176	1,148
Credit Suisse First Boston Inc. (CMBX 1 2006-1 AAA Index)	398,000	10/12/52	0.100% monthly	17,040	15,420	1,620
Credit Suisse First Boston Inc. (CMBX 1 2006-1 AAA Index)	806,000	10/12/52	0.100% monthly	34,508	36,049	(1,541)
Goldman Sachs Group Inc. (CMBX 1 2006-1 AAA)	369,000	10/12/52	0.100% monthly	15,798	15,036	762
Goldman Sachs Group Inc. (CMBX 1 2006-1 AAA)	1,097,000	10/12/52	0.100% monthly	46,967	57,009	(10,042)
Morgan Stanley & Co. Inc. (CMBX 1 2006-1 AAA)	601,000	10/12/52	0.100% monthly	25,731	31,233	(5,502)
Morgan Stanley & Co. Inc. (CMBX 1 2006-1 AAA)	402,000	10/12/52	0.100% monthly	17,212	19,902	(2,690)
Morgan Stanley & Co. Inc. (CMBX 1 2006-1 AAA Index)	727,000	10/12/52	0.100% quarterly	31,126	28,158	2,968
UBS Warburg LLC (CMBX 4 2007-2 AM Index)	136,000	2/17/51	0.500% monthly	26,479	26,690	(211)
UBS Warburg LLC (CMBX 4 2007-2 AM Index)	175,000	2/17/51	0.500% monthly	33,687	33,687	—
Total	$6,220,000			$453,504	$386,718	$66,786

TOTAL RETURN SWAPS
Swap Counterparty	Notional Amount	Termination Date	Periodic Payments Made By The Fund‡	Periodic Payments Received By The Fund*	Upfront Premiums Paid (Received)	Unrealized Depreciation
Goldman Sachs Group Inc.	$229,266	1/12/39	1-Month LIBOR	IOS.FN30.600.08	—	$(2,217)
Goldman Sachs Group Inc.	491,284	1/12/39	1-Month LIBOR	IOS.FN30.600.08	$858	(5,609)
Goldman Sachs Group Inc.	1,179,080	1/12/39	1-Month LIBOR	IOS.FN30.600.08	(173)	(11,228)
Goldman Sachs Group Inc.	175,031	1/12/39	1-Month LIBOR	IOS.FN30.550.08	(166)	(1,052)
Goldman Sachs Group Inc.	545,569	1/12/40	1-Month LIBOR	IOS.FN30.450.09	(3,915)	(4,519)
Total	$2,620,230				$(3,396)	$(24,625)

[1]

If the Fund is a seller of protection and a credit event occurs, as defined under the terms of that particular swap agreement, the Fund will either (i) pay to the buyer of protection an amount equal to the notional amount of the swap and take delivery of the referenced obligation or underlying securities comprising the referenced index or (ii) pay a net settlement amount in the form of cash or securities equal to the notional amount of the swap less the recovery value of the referenced obligation or underlying securities comprising the referenced index.

[2]

The maximum potential amount the Fund could be required to pay as a seller of credit protection or receive as a buyer of credit protection if a credit event occurs as defined under the terms of that particular swap agreement.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	49
[3]

The quoted market prices and resulting values for credit default swap agreements on asset-backed securities and credit indices serve as an indicator of the current status of the payment/performance risk and represent the likelihood of an expected liability (or profit) for the credit derivative should the notional amount of the swap agreement been closed/sold as of the period end. Decreasing market values (sell protection) or increasing market values (buy protection) when compared to the notional amount of the swap, represent a deterioration of the referenced entity’s credit soundness and a greater likelihood or risk of default or other credit event occurring as defined under the terms of the agreement.

[4]

If the Fund is a buyer of protection and a credit event occurs, as defined under the terms of that particular swap agreement, the Fund will either (i) receive from the seller of protection an amount equal to the notional amount of the swap and deliver the underlying securities comprising the referenced index or (ii) receive a net settlement amount in the form of cash or securities equal to the notional amount of the swap less the recovery value of the underlying securities comprising the referenced index.

‡	Percentage shown is an annual percentage rate.

*	Periodic payments made/received by the Fund are based on the total return of the referenced entity.

4. Derivative instruments and hedging activities

Financial Accounting Standards Board Codification Topic 815 requires enhanced disclosure about an entity’s derivative and hedging activities.

Below is a table, grouped by derivative type, that provides information about the fair value and the location of derivatives within the Statement of Assets and Liabilities at January 31, 2012.

ASSET DERIVATIVES[1]
	Interest Rate Risk	Credit Risk	Total
Purchased options[2]	$5,250	—	$5,250
Futures contracts[3]	206,005	—	206,005
Swap contracts[4]	—	$453,504	453,504
Total	$211,255	$453,504	$664,759

LIABILITY DERIVATIVES[1]
	Interest Rate Risk	Credit Risk	Total
Futures contracts[3]	$606,404	—	$606,404
Swap contracts[4]	196,025	$440,896	636,921
Total	$802,429	$440,896	$1,243,325

[1]

Generally, the balance sheet location for asset derivatives is receivables/net unrealized appreciation (depreciation) and for liability derivatives is payables/net unrealized appreciation (depreciation).

[2]	Market value of purchased options is reported in Investments at value in the Statement of Assets and Liabilities.

[3]

Includes cumulative appreciation (depreciation) of futures contracts as reported in the footnotes. Only variation margin is reported within the receivables and/or payables of the Statement of Assets and Liabilities.

[4]	Values include premiums paid (received) on swap contracts which are shown separately in the Statement of Assets and Liabilities.

The following tables provide information about the effect of derivatives and hedging activities on the Fund’s Statement of Operations for the six months ended January 31, 2012. The first table provides additional detail about the amounts and sources of gains (losses) realized on derivatives during the period. The second table

50	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

provides additional information about the change in unrealized appreciation (depreciation) resulting from the Fund’s derivatives and hedging activities during the period.

AMOUNT OF REALIZED GAIN (LOSS) ON DERIVATIVES RECOGNIZED
	Interest Rate Risk	Credit Risk	Total
Purchased options	$(26,464)	—	$(26,464)
Written options	177,086	—	177,086
Futures contracts	(1,306,156)	—	(1,306,156)
Swap contracts	(2,333,041)	$362,951	(1,970,090)
Total	$(3,488,575)	$362,951	$(3,125,624)

CHANGE IN UNREALIZED APPRECIATION (DEPRECIATION) ON DERIVATIVES RECOGNIZED
	Interest Rate Risk	Credit Risk	Total
Purchased options	$(31,787)	—	$(31,787)
Written options	(32,961)	—	(32,961)
Futures contracts	352,175	—	352,175
Swap contracts	714,632	$(38,024)	676,608
Total	$1,002,059	$(38,024)	$964,035

During the six months ended January 31, 2012, the volume of derivative activity for the Fund was as follows:

Average Market Value
Purchased options	$11,194
Written options†	72,637
Futures contracts (to buy)	41,651,824
Futures contracts (to sell)	44,716,517

Average Notional Balance
Interest rate swap contracts	$3,781,429
Credit default swap contracts (to buy protection)	5,550,429
Credit default swap contracts (to sell protection)	3,248,143
Total return swap contracts	3,747,322

†	At January 31, 2012, there were no open positions held in this derivative.

5. Class specific expenses, waivers and/or expense reimbursements

The Fund has adopted a Rule 12b-1 distribution plan and under that plan the Fund pays a service fee with respect to its Class A, Class B, Class C and Class R shares calculated at the annual rate of 0.25% of the average daily net assets of each respective class. The Fund also pays a distribution fee with respect to its Class B, Class C and Class R shares calculated at the annual rate of 0.50%, 0.45% and 0.25% of the average daily net assets of each class, respectively. Service and distribution fees are accrued and paid monthly.

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	51

For the six months ended January 31, 2012, class specific expenses were as follows:

	Service and/or Distribution Fees	Transfer Agent Fees
Class A	$314,928	$170,207
Class B	42,692	24,509
Class C	150,374	26,876
Class R	3,244	2,463
Total	$511,238	$224,055

For the six months ended January 31, 2012, waivers and/or expense reimbursements by class were as follows:

Waivers/ Expense Reimbursements
Class A	—
Class B	—
Class C	—
Class R	$733
Total	$733

6. Distributions to shareholders by class

	Six Months Ended January 31, 2012	Year Ended July 31, 2011
Net Investment Income:
Class A	$2,993,497	$6,158,035
Class B	89,431	380,879
Class C	415,658	1,020,414
Class R	13,053	23,339
Total	$3,511,639	$7,582,667

Net Realized Gains:
Class A	$1,698,721	$4,246,435
Class B	71,192	270,670
Class C	283,826	821,466
Class R	8,606	19,736
Total	$2,062,345	$5,358,307

7. Shares of beneficial interest

At January 31, 2012, the Trust had an unlimited number of shares of beneficial interest authorized with a par value of $0.00001 per share. The Fund has the ability to issue multiple classes of shares. Each class of shares represents an identical interest and has the same rights, except that each class bears certain direct expenses, including those specifically related to the distribution of its shares.

52	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

Transactions in shares of each class were as follows:

	Six Months Ended January 31, 2012		Year Ended July 31, 2011
	Shares	Amount	Shares	Amount
Class A
Shares sold	4,489,771	$52,840,224	6,537,010	$75,853,999
Shares issued on reinvestment	391,328	4,591,753	879,810	10,130,993
Shares repurchased	(3,337,402)	(39,266,192)	(7,121,462)	(82,412,798)
Net increase	1,543,697	$18,165,785	295,358	$3,572,194

Class B
Shares sold	60,470	$710,213	250,171	$2,916,639
Shares issued on reinvestment	12,954	151,515	53,461	614,683
Shares repurchased	(249,413)	(2,928,892)	(737,942)	(8,569,974)
Net decrease	(175,989)	$(2,067,164)	(434,310)	$(5,038,652)

Class C
Shares sold	321,509	$3,776,229	367,675	$4,267,163
Shares issued on reinvestment	50,980	597,515	139,990	1,610,038
Shares repurchased	(346,456)	(4,073,440)	(1,214,373)	(14,065,367)
Net increase (decrease)	26,033	$300,304	(706,708)	$(8,188,166)

Class R
Shares sold	39,753	$466,701	60,609	$706,518
Shares issued on reinvestment	1,847	21,652	3,743	43,066
Shares repurchased	(27,491)	(322,849)	(32,281)	(370,796)
Net increase	14,109	$165,504	32,071	$378,788

8. Legal matters

Beginning in May 2004, class action lawsuits alleging violations of the federal securities laws were filed against Citigroup Global Markets Inc. (“CGM”), a former distributor of the Fund, and other affiliated funds (collectively, the “Funds”) and a number of its then affiliates, including Smith Barney Fund Management LLC (“SBFM”) and Salomon Brothers Asset Management Inc. (“SBAM”), which were then investment adviser or manager to certain of the Funds (the “Managers”), substantially all of the mutual funds then managed by the Managers (the “Defendant Funds”), and Board members of the Defendant Funds (collectively, the “Defendants”). The complaints alleged, among other things, that CGM created various undisclosed incentives for its brokers to sell Smith Barney and Salomon Brothers funds. In addition, according to the complaints, the Managers caused the Defendant Funds to pay excessive brokerage commissions to CGM for steering clients towards proprietary funds. The complaints also alleged that the Defendants breached their fiduciary duty to the Defendant Funds by improperly charging Rule 12b-1 fees and by drawing on fund assets to make undisclosed payments of soft dollars and excessive brokerage commissions. The complaints also alleged that the Defendant Funds failed to adequately disclose certain of the allegedly wrongful conduct. The complaints sought injunctive relief and compensatory and punitive

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	53

damages, rescission of the Defendant Funds’ contracts with the Managers, recovery of all fees paid to the Managers pursuant to such contracts and an award of attorneys’ fees and litigation expenses.

On December 15, 2004, a consolidated amended complaint (the “Complaint”) was filed alleging substantially similar causes of action. On May 27, 2005, all of the Defendants filed motions to dismiss the Complaint. On July 26, 2006, the court issued a decision and order (1) finding that plaintiffs lacked standing to sue on behalf of the shareholders of the Funds in which none of the plaintiffs had invested and dismissing those Funds from the case (although stating that they could be brought back into the case if standing as to them could be established), and (2) other than one stayed claim, dismissing all of the causes of action against the remaining Defendants, with prejudice, except for the cause of action under Section 36(b) of the 1940 Act, which the court granted plaintiffs leave to replead as a derivative claim.

On October 16, 2006, plaintiffs filed their Second Consolidated Amended Complaint (“Second Amended Complaint”) which alleges derivative claims on behalf of nine funds identified in the Second Amended Complaint, under Section 36(b) of the 1940 Act, against Citigroup Asset Management, SBAM and SBFM as investment advisers to the identified funds, as well as CGM as a distributor for the identified funds (collectively, the “Second Amended Complaint Defendants”). The Fund was not identified in the Second Amended Complaint. The Second Amended Complaint alleges no claims against any of the funds or any of their Board Members. Under Section 36(b), the Second Amended Complaint alleges similar facts and seeks similar relief against the Second Amended Complaint Defendants as the Complaint.

On December 3, 2007, the court granted the Defendants’ motion to dismiss, with prejudice. On January 2, 2008, the plaintiffs filed a notice of appeal to the Second Circuit Court of Appeals. The appeal was fully briefed and oral argument before the U.S. Court of Appeals for the Second Circuit took place on March 5, 2009. On June 9, 2011, the Court of Appeals issued a Summary Order affirming the District Court’s dismissal of all claims with the exception of Plaintiffs’ Section 36(b) claim as it relates to Transfer Agent fees paid to an affiliate of the Managers. The case has been remanded to the District Court for further proceedings in accordance with the Summary Order.

Plaintiffs agreed to dismiss the case, and a Stipulation of Dismissal with Prejudice was filed with the court on October 20, 2011, terminating the litigation.

*  *  *

On or about May 30, 2006, John Halebian, a purported shareholder of Western Asset New York Tax Free Money Market Fund (prior to May 31, 2010, the Fund was known as Western Asset / CitiSM New York Tax Free Reserves, and prior to June 1, 2009, as CitiSM New York Tax Free Reserves), a series of Legg Mason Partners Money Market Trust, formerly a series of CitiFunds Trust III (the “Subject Trust”), filed a complaint in the United States District Court for the Southern District of New York against the independent trustees of the Subject Trust (Elliott J. Berv, Donald M. Carlton, A. Benton Cocanougher, Mark T. Finn, Stephen Randolph Gross, Diana R. Harrington, Susan B. Kerley, Alan G. Merten and R. Richardson Pettit).

54	Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report

Notes to financial statements (unaudited) (cont’d)

The Subject Trust is also named in the complaint as a nominal defendant. The complaint alleges both a derivative claim on behalf of the Subject Trust and class claims on behalf of a putative class of shareholders of the Subject Trust in connection with the 2005 sale of Citigroup’s asset management business to Legg Mason and the related approval of new investment advisory agreements by the trustees and shareholders. In the derivative claim, the plaintiff alleges, among other things, that the independent trustees breached their fiduciary duty to the Subject Trust and its shareholders by failing to negotiate lower fees or seek competing bids from other qualified investment advisers in connection with Citigroup’s sale to Legg Mason (the “Derivative Claim”). In the claims brought on behalf of the putative class of shareholders, the plaintiff alleges that the independent trustees violated the proxy solicitation requirements of the 1940 Act, and breached their fiduciary duty to shareholders, by virtue of the voting procedures, including “echo voting,” used to obtain approval of the new investment advisory agreements and statements made in a proxy statement regarding those voting procedures (the “Putative Class Claims”). The plaintiff alleges that the proxy statement was misleading because it failed to disclose that the voting procedures violated the 1940 Act. The relief sought includes an award of damages, rescission of the advisory agreement, and an award of costs and attorney fees.

In advance of filing the complaint, Mr. Halebian’s lawyers made written demand for relief on the Board of the Subject Trust, and the Board’s independent trustees formed a demand review committee to investigate the matters raised in the demand, and subsequently in the complaint, and recommend a course of action to the Board.

The committee, after a thorough review, determined that the independent trustees did not breach their fiduciary duties as alleged by Mr. Halebian, and that the action demanded by Mr. Halebian would not be in the best interests of the Subject Trust. The Board of the Subject Trust (the trustee who is an “interested person” of the Subject Trust, within the meaning of the 1940 Act, having recused himself from the matter), after receiving and considering the committee’s report and based upon the findings of the committee, subsequently also determined and, adopting the recommendation of the committee, directed counsel to move to dismiss Mr. Halebian’s complaint. A motion to dismiss was filed on October 23, 2006. Opposition papers were filed on or about December 7, 2006. The complaint was dismissed on July 31, 2007. Mr. Halebian filed an appeal in the U.S. Court of Appeals for the Second Circuit. On December 29, 2009, the U.S. Court of Appeals for the Second Circuit reserved judgment after determining that the propriety of the district court’s dismissal depended upon an unsettled question of Massachusetts state law regarding the statute governing derivative proceedings was better addressed by a Massachusetts court and certified the question to the Massachusetts Supreme Judicial Court.

On August 23, 2010, the Massachusetts Supreme Judicial Court answered the certified question, concluding that a derivative action must be dismissed under applicable state law following a corporation’s independent determination, made in good faith and after reasonable inquiry, that maintenance of the derivative proceeding is

Legg Mason Western Asset Core Bond Fund 2012 Semi-Annual Report	55

not in the best interests of the corporation, regardless whether the derivative complaint has been filed before or after the corporation’s rejection of the shareholder’s demand.

On May 6, 2011, the U.S. Court of Appeals for the Second Circuit affirmed the district court’s dismissal of the Putative Class Claims. With regard to the Derivative Claim, to which the certified question related and as to which the district court granted a motion to dismiss, the Second Circuit vacated the district court’s judgment and remanded with instructions to the court to convert the motion to dismiss to a motion for summary judgment, and to rule on that motion, after further discovery should the court determine that such further discovery is warranted. On August 4, 2011, the Court held a status conference and granted plaintiff leave to file a motion for particularized discovery, while indicating that any attempt to amend the existing Compliant would be denied. On September 16, 2011, plaintiff filed motions for discovery and to amend the Complaint. Defendants filed oppositions to those two motions on October 27, 2011.

9. Recent accounting pronouncement

In May 2011, the Financial Accounting Standards Board issued Accounting Standard Update No. 2011-04, Fair Value Measurement (Topic 820) — Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs (“ASU No. 2011-04”). ASU No. 2011-04 establishes common requirements for measuring fair value and for disclosing information about fair value measurements. ASU No. 2011-04 is effective during interim and annual periods beginning after December 15, 2011. Management is currently evaluating the impact the adoption of ASU No. 2011-04 will have on the Fund’s financial statements and related disclosures.

56	Legg Mason Western Asset Core Bond Fund

Board approval of management and

subadvisory agreements (unaudited)

At an in-person meeting of the Board of Trustees of Legg Mason Partners Income Trust (the “Trust”) held on November 7-8, 2011, the Board, including the Trustees who are not considered to be “interested persons” of the Trust (the “Independent Trustees”) under the Investment Company Act of 1940, as amended (the “1940 Act”), approved for an annual period the continuation of the management agreement (the “Management Agreement”) between the Trust and Legg Mason Partners Fund Advisor, LLC (the “Manager”) with respect to the Legg Mason Western Asset Core Bond Fund, a series of the Trust (the “Fund”), and the sub-advisory agreement (the “Sub-Advisory Agreement”) between the Manager and Western Asset Management Company (the “Subadviser”), an affiliate of the Manager, with respect to the Fund.

Background

The Board received information in advance of the meeting from the Manager to assist it in its consideration of the Management Agreement and the Sub-Advisory Agreement and was given the opportunity to ask questions and request additional information from management. In addition, the Independent Trustees submitted questions to management before the meeting and considered the responses provided. The Board received and considered a variety of information about the Manager and the Subadviser, as well as the management and sub-advisory arrangements for the Fund and other funds overseen by the Board, certain portions of which are discussed below. The information provided and presentations made to the Board encompassed the Fund and all funds for which the Board has responsibility. The discussion below covers both the advisory and the administrative functions being rendered by the Manager, both of which functions are encompassed by the Management Agreement, as well as the advisory functions rendered by the Subadviser pursuant to the Sub-Advisory Agreement.

Board approval of management agreement and sub-advisory agreement

The Independent Trustees were advised by separate independent legal counsel throughout the process. Prior to voting, the Independent Trustees received a memorandum from their independent legal counsel discussing the legal standards for their consideration of the proposed continuation of the Management Agreement and the Sub-Advisory Agreement. The Independent Trustees also discussed the proposed continuation of the Management Agreement and the Sub-Advisory Agreement in private sessions with their independent legal counsel at which no representatives of the Manager or Subadviser were present. In approving the Management Agreement and Sub-Advisory Agreement, the Board, including the Independent Trustees, considered a variety of factors, including those factors discussed below. No single factor reviewed by the Board was identified by the Board as the principal factor in determining whether to approve the Management Agreement and the Sub-Advisory Agreement, and each Trustee may have attributed different weight to the various factors.

Legg Mason Western Asset Core Bond Fund	57

Nature, extent and quality of the services under the management agreement and sub-advisory agreement

The Board received and considered information regarding the nature, extent and quality of services provided to the Fund by the Manager and the Subadviser under the Management Agreement and the Sub-Advisory Agreement, respectively, during the past year. The Board noted information received at regular meetings throughout the year related to the services rendered by the Manager in its management of the Fund’s affairs and the Manager’s role in coordinating the activities of the Fund’s other service providers. The Board’s evaluation of the services provided by the Manager and the Subadviser took into account the Board’s knowledge gained as Trustees of funds in the Legg Mason fund complex, including the scope and quality of the investment management and other capabilities of the Manager and the Subadviser, and the quality of the Manager’s administrative and other services. The Board observed that the scope of services provided by the Manager and the Subadviser had expanded over time as a result of regulatory, market and other developments, including maintaining and monitoring their own and the Fund’s compliance programs. The Board also noted that on a regular basis it received and reviewed information from the Manager and the Subadviser regarding the Fund’s compliance policies and procedures established pursuant to Rule 38a-1 under the 1940 Act. The Board also considered the Manager’s and the Subadviser’s risk management processes.

The Board reviewed the qualifications, backgrounds and responsibilities of the Manager’s and the Subadviser’s senior personnel and the portfolio management team primarily responsible for the day-to-day portfolio management of the Fund. The Board also considered, based on its knowledge of the Manager and its affiliates, the financial resources of Legg Mason, Inc., the parent organization of the Manager and the Subadviser.

The Board considered the division of responsibilities between the Manager and the Subadviser and the oversight provided by the Manager. The Board also considered the Manager’s and the Subadviser’s policies and practices regarding the selection of brokers and dealers and the execution of portfolio transactions. In addition, management also reported to the Board on, among other things, its business plans and organizational changes.

The Board received and considered performance information for the Fund as well as for a group of funds (the “Performance Universe”) selected by Lipper, Inc. (“Lipper”), an independent provider of investment company data. The Board was provided with a description of the methodology Lipper used to determine the similarity of the Fund with the funds included in the Performance Universe. The Board also noted that it had received and discussed with management information throughout the year at periodic intervals comparing the Fund’s performance against its benchmark and against the Fund’s peers. In addition, the Board considered the Fund’s performance in light of overall financial market conditions.

58	Legg Mason Western Asset Core Bond Fund

Board approval of management and

subadvisory agreements (unaudited) (cont’d)

The information comparing the Fund’s performance to that of its Performance Universe, consisting of all retail and institutional funds classified as intermediate investment-grade debt funds by Lipper, showed, among other data, that the Fund’s performance for the 1- and 10-year periods ended June 30, 2011 was above the median and that its performance for the 3- and 5-year periods ended June 30, 2011 was below the median. The Board noted the explanations from the Manager and the Subadviser concerning the Fund’s relative performance versus the peer group for the various periods.

The Board concluded that, overall, the nature, extent and quality of services provided (and expected to be provided) under the Management Agreement and the Sub-Advisory Agreement were sufficient for renewal. The Board noted that it will continue to evaluate the Fund’s performance and any actions taken by the Manager and the Subadviser to continue to improve performance.

Management fees and expense ratios

The Board reviewed and considered the contractual management fee (the “Contractual Management Fee”) and the actual management fees paid by the Fund to the Manager (the “Actual Management Fee”) in light of the nature, extent and quality of the management and sub-advisory services provided by the Manager and the Subadviser. In addition, the Board noted that the compensation paid to the Subadviser is paid by the Manager, not the Fund.

In addition, the Board received and considered information comparing the Contractual Management Fee and the Actual Management Fee and the Fund’s total actual expenses with those of funds in both the relevant expense group and a broader group of funds, each selected and provided by Lipper. The Board also reviewed information regarding fees charged by the Manager to other U.S. clients investing primarily in an asset class similar to that of the Fund, including, where applicable, separate accounts.

The Manager reviewed with the Board the differences in services provided to these different types of accounts, noting that the Fund is provided with certain administrative services, office facilities, and Fund officers (including the Fund’s chief executive, chief financial and chief compliance officers), and that the Manager coordinates and oversees the provision of services to the Fund by other Fund service providers. The Board considered the fee comparisons in light of the differences in management of these different types of accounts. The Board also considered and discussed information about the Subadviser’s fees, including the amount of the management fees retained by the Manager after payment of the subadvisory fee. The Board also received an analysis of complex-wide management fees provided by the Manager, which, among other things, set out a framework of fees based on asset classes.

The information comparing the Fund’s Contractual and Actual Management Fees as well as its actual total expense ratio to its expense group, consisting of a group of retail front-end load funds (including the Fund) classified as intermediate investment-grade debt funds and chosen by Lipper to be comparable to the Fund,

Legg Mason Western Asset Core Bond Fund	59

showed that the Fund’s Contractual Management Fee was at the median and the Fund’s Actual Management Fee was above the median. The Board noted that the Fund’s actual total expense ratio was above the median. The Board took into account management’s discussion of the Fund’s expenses. The Board also considered that the current expense limitation applicable to one of the Fund’s share classes is expected to continue through December 2013.

Taking all of the above into consideration, as well as the factors identified below, the Board determined that the management fee and the subadvisory fees for the Fund were reasonable in light of the nature, extent and quality of the services provided to the Fund under the Management Agreement and the Sub-Advisory Agreement.

Manager profitability

The Board received and considered an analysis of the profitability of the Manager and its affiliates in providing services to the Fund. The Board also received profitability information with respect to the Legg Mason fund complex as a whole. In addition, the Board received information with respect to the Manager’s allocation methodologies used in preparing this profitability data. It was noted that the allocation methodologies had been reviewed in the past by an outside consultant and remained substantially unchanged. The profitability of the Manager and its affiliates was considered by the Board not excessive in light of the nature, extent and quality of the services provided to the Fund and the type of fund it represented.

Economies of scale

The Board received and discussed information concerning whether the Manager realizes economies of scale as the Fund’s assets grow. The Board noted that the Manager had previously agreed to institute breakpoints in the Fund’s Contractual Management Fee, reflecting the potential for reducing the Contractual Management Fee as the Fund grows. The Board considered whether the breakpoint fee structure was a reasonable means of sharing any economies of scale or other efficiencies that might accrue from increases in the Fund’s asset levels. The Board noted that the Fund had not reached the specified asset level at which a breakpoint to its Contractual Management Fee would be triggered.

The Board determined that the management fee structure for the Fund, including breakpoints, was reasonable.

Other benefits to the manager and the subadviser

The Board considered other benefits received by the Manager, the Subadviser and their affiliates as a result of their relationship with the Fund, including the opportunity to offer additional products and services to Fund shareholders.

In light of the costs of providing investment management and other services to the Fund and the ongoing commitment of the Manager and the Subadviser to the Fund, the Board considered that the ancillary benefits that the Manager and its affiliates received were reasonable.

*  *  *

60	Legg Mason Western Asset Core Bond Fund

Board approval of management and

subadvisory agreements (unaudited) (cont’d)

In light of all of the foregoing, the Board determined that the continuation of each of the Management Agreement and Sub-Advisory Agreement would be in the best interests of the Fund’s shareholders and approved the continuation of such agreements for another year.

Legg Mason Western Asset

Core Bond Fund

Trustees

Elliott J. Berv

A. Benton Cocanougher

Jane F. Dasher

Mark T. Finn

R. Jay Gerken Chairman

Stephen R. Gross

Richard E. Hanson, Jr.

Diana R. Harrington

Susan M. Heilbron

Susan B. Kerley

Alan G. Merten

R. Richardson Pettit

Investment manager

Legg Mason Partners Fund Advisor, LLC

Subadviser

Western Asset Management Company

Distributor

Legg Mason Investor Services, LLC

Custodian

State Street Bank and Trust Company

Co-transfer agents

Boston Financial Data Services, Inc.

2000 Crown Colony Drive

Quincy, MA 02169

BNY Mellon Asset Servicing

4400 Computer Drive

Westborough, MA 01581

Independent registered public accounting firm

KPMG LLP

345 Park Avenue

New York, NY 10154

Legg Mason Western Asset Core Bond Fund

The Fund is a separate investment series of Legg Mason Partners Income Trust, a Maryland statutory trust.

Legg Mason Western Asset Core Bond Fund

Legg Mason Funds

55 Water Street

New York, NY 10041

The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (“SEC”) for the first and third quarters of each fiscal year on Form N-Q. The Fund’s Forms N-Q are available on the SEC’s website at www.sec.gov. The Fund’s Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C., and information on the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. To obtain information on Form N-Q, shareholders can call the Fund at 1-877-721-1926.

Information on how the Fund voted proxies relating to portfolio securities during the prior 12-month period ended June 30th of each year and a description of the policies and procedures that the Fund uses to determine how to vote proxies related to portfolio transactions are available (1) without charge, upon request, by calling the Fund at 1-877-721-1926, (2) on the Fund’s website at www.leggmason.com/individualinvestors and (3) on the SEC’s website at www.sec.gov.

This report is submitted for the general information of the shareholders of Legg Mason Western Asset Core Bond Fund. This report is not authorized for distribution to prospective investors in the Fund unless preceded or accompanied by a current prospectus.

Investors should consider the Fund’s investment objectives, risks, charges and expenses carefully before investing. The prospectus contains this and other important information about the Fund. Please read the prospectus carefully before investing.

www.leggmason.com/individualinvestors

©2012 Legg Mason Investor Services, LLC

Member FINRA, SIPC

Legg Mason Funds Privacy and Security Notice

Your Privacy and the Security of Your Personal Information is Very Important to the Legg Mason Funds

This Privacy and Security Notice (the “Privacy Notice”) addresses the Legg Mason Funds’ privacy and data protection practices with respect to nonpublic personal information the Funds receive. The Legg Mason Funds include any funds sold by the Funds’ distributor, Legg Mason Investor Services, LLC, as well as Legg Mason-sponsored closed-end funds and certain closed-end funds managed or sub-advised by Legg Mason or its affiliates. The provisions of this Privacy Notice apply to your information both while you are a shareholder and after you are no longer invested with the Funds.

The Type of Nonpublic Personal Information the Funds Collect About You

The Funds collect and maintain nonpublic personal information about you in connection with your shareholder account. Such information may include, but is not limited to:

•	Personal information included on applications or other forms;
•	Account balances, transactions, and mutual fund holdings and positions;
•	Online account access user IDs, passwords, security challenge question responses; and
•	Information received from consumer reporting agencies regarding credit history and creditworthiness (such as the amount of an individual’s total debt, payment history, etc.).

How the Funds Use Nonpublic Personal Information About You

The Funds do not sell or share your nonpublic personal information with third parties or with affiliates for their marketing purposes, or with other financial institutions or affiliates for joint marketing purposes, unless you have authorized the Funds to do so. The Funds do not disclose any nonpublic personal information about you except as may be required to perform transactions or services you have authorized or as permitted or required by law. The Funds may disclose information about you to:

•	Employees, agents, and affiliates on a “need to know” basis to enable the Funds to conduct ordinary business or comply with obligations to government regulators;
•

Service providers, including the Funds’ affiliates, who assist the Funds as part of the ordinary course of business (such as printing, mailing services, or processing or servicing your account with us) or otherwise perform services on the Funds’ behalf, including companies that may perform marketing services solely for the Funds;

•	The Funds’ representatives such as legal counsel, accountants and auditors; and
•	Fiduciaries or representatives acting on your behalf, such as an IRA custodian or trustee of a grantor trust.

NOT PART OF THE SEMI-ANNUAL REPORT

Legg Mason Funds Privacy and Security Notice (cont’d)

Except as otherwise permitted by applicable law, companies acting on the Funds’ behalf are contractually obligated to keep nonpublic personal information the Funds provide to them confidential and to use the information the Funds share only to provide the services the Funds ask them to perform.

The Funds may disclose nonpublic personal information about you when necessary to enforce their rights or protect against fraud, or as permitted or required by applicable law, such as in connection with a law enforcement or regulatory request, subpoena, or similar legal process. In the event of a corporate action or in the event a Fund service provider changes, the Funds may be required to disclose your nonpublic personal information to third parties. While it is the Funds’ practice to obtain protections for disclosed information in these types of transactions, the Funds cannot guarantee their privacy policy will remain unchanged.

Keeping You Informed of the Funds’ Privacy and Security Practices

The Funds will notify you annually of their privacy policy as required by federal law. While the Funds reserve the right to modify this policy at any time they will notify you promptly if this privacy policy changes.

The Funds’ Security Practices

The Funds maintain appropriate physical, electronic and procedural safeguards designed to guard your nonpublic personal information. The Funds’ internal data security policies restrict access to your nonpublic personal information to authorized employees, who may use your nonpublic personal information for Fund business purposes only.

Although the Funds strive to protect your nonpublic personal information, they cannot ensure or warrant the security of any information you provide or transmit to them, and you do so at your own risk. In the event of a breach of the confidentiality or security of your nonpublic personal information, the Funds will attempt to notify you as necessary so you can take appropriate protective steps. If you have consented to the Funds using electronic communications or electronic delivery of statements, they may notify you under such circumstances using the most current email address you have on record with them.

In order for the Funds to provide effective service to you, keeping your account information accurate is very important. If you believe that your account information is incomplete, not accurate or not current, or if you have questions about the Funds’ privacy practices, write the Funds using the contact information on your account statements, email the Funds by clicking on the Contact Us section of the Funds’ website at www.leggmason.com, or contact the Fund at 1-877-721-1926.

Revised April 2011

NOT PART OF THE SEMI-ANNUAL REPORT

www.leggmason.com/individualinvestors

©2012 Legg Mason Investor Services, LLC Member FINRA, SIPC

FD1627 3/12 SR12-1609